UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒	Filed by a party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Dynex Capital, Inc.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

2023	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Annual Meeting of Shareholders May 18, 2023

LETTER TO SHAREHOLDERS

TO OUR COMMON SHAREHOLDERS:

April 5, 2023
You are cordially invited to attend the Annual Meeting of Shareholders of Dynex Capital, Inc. (the “Company”) on Thursday, May 18, 2023 beginning at 9:00 a.m. Eastern Daylight Time. As with last year’s annual meeting, we will use a virtual meeting format, which means that you may attend virtually by accessing www.meetnow.global/MRMQ9CV. We believe that this format facilitates expanded shareholder access and participation.
The business of the meeting is to consider and act upon the election of directors; to approve, in an advisory and non-binding vote, the compensation of our named executive officers; to vote, on an advisory and non-binding basis, on the frequency of future advisory votes on the compensation of our named executive officers; to ratify the selection of the auditors of the Company; and to approve an amendment to our Restated Articles of Incorporation (“Articles of Incorporation”) to increase the number of shares of common stock authorized.
As permitted by rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing our proxy statement and 2022 Annual Report to Shareholders over the Internet to most of our shareholders, on or about April 5, 2023. This means that most of our shareholders will initially receive only a notice containing instructions on how to access the proxy materials over the Internet. This approach lowers the cost of delivering the annual meeting materials and reduces the environmental impact of the meeting. If you would like to receive a paper copy of the proxy materials, the notice contains instructions on how you can request copies of these documents.
Whether or not you plan to attend the meeting, your vote is important, and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you receive your proxy materials by mail, you may instead sign, date and mail the proxy card in the postage-paid envelope provided. Instructions regarding all three methods of voting are contained in the proxy card. If you mail the proxy card and desire to vote your shares of common stock in accordance with management’s recommendations, you need not mark your votes on the proxy but need only sign, date and return the proxy card in the envelope provided in order to record your vote.
Sincerely,
Michael R. Hughes
Chairman of the Board

DYNEX CAPITAL, INC.	2023 PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia 23060 (804) 217-5800

TO OUR COMMON SHAREHOLDERS:
WHEN:	WHERE:	RECORD DATE:
Thursday, May 18, 2023 9:00 a.m. Eastern Daylight Time	The Annual Meeting will be a virtual meeting which means that shareholders may attend virtually by accessing www.meetnow.global/MRMQ9CV	Shareholders of record at the close of business on Thursday, March 9, 2023 are entitled to vote.

ITEMS OF BUSINESS
	Proposal	Board Recommendation	See Page
1	To elect six (6) directors of the Company, to hold office until the next annual meeting and until their successors are elected and duly qualified;	For each director	6
2	To approve, in an advisory and non-binding vote, the compensation of the Company’s named executive officers as disclosed in the accompanying Proxy Statement;		60
3	To vote, on an advisory and non-binding basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers;	For one year	61
4	To ratify the selection of BDO USA, LLP, independent certified public accountants, as auditors for the Company for the 2023 fiscal year;		63
5	To approve an amendment to the Company’s Articles of Incorporation to increase the number of shares of common stock authorized; and		66
6	To transact such other business as may properly come before the meeting or any adjournment thereof.

2023 PROXY STATEMENT	DYNEX CAPITAL, INC.

The Annual Meeting will be a virtual meeting, which means that shareholders may attend by accessing www.meetnow.global/MRMQ9CV. Shareholders will be able to listen, vote and submit questions during the Annual Meeting online.
There will be no physical location for shareholders to attend the Annual Meeting.
Only shareholders of record of our common stock at the close of business on March 9, 2023, the record date, will be entitled to vote at the Annual Meeting.
Management desires to have maximum representation at the Annual Meeting. Whether or not you plan to attend the meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the accompanying Proxy Statement. If you receive these materials by mail, you may instead sign, date and mail the proxy card in the postage-paid envelope provided. A proxy may be revoked by a shareholder prior to its use by notice in writing to the Secretary of the Company, by submitting a later-dated proxy to the Secretary of the Company, by changing your vote via the toll-free telephone number or over the Internet or by attending and voting during the Annual Meeting (provided that, if you hold your shares through a bank, broker or other holder of record and you wish to vote during the Annual Meeting, you must register prior to the Annual Meeting, as described in the Proxy Statement).
By Order of the Board of Directors
Robert S. Colligan

Executive Vice President, Chief Financial Officer and Secretary
Dated: April 5, 2023

DYNEX CAPITAL, INC.	2023 PROXY STATEMENT

PROXY STATEMENT
TABLE OF CONTENTS

2	Information about the Annual Meeting and Voting
6	Proposal One—Election of Directors
15	Corporate Governance
28	Ownership of Dynex Stock
27	Executive Officers
30	Executive Compensation
60	Proposal Two—Advisory and Non-Binding Vote to Approve Executive Compensation
61	Proposal Three—Advisory and Non-Binding Vote on the Frequency of Future Advisory Votes on Executive Compensation
62	Related Person Transactions
63	Proposal Four—Ratification of the Selection of the Company’s Auditors
64	Audit Information
66	Proposal Five—Amendment to Our Articles of Incorporation to Increase the Number of Authorized Shares of Our Common Stock
68	Deadlines for Submission of Shareholder Proposals
68	Annual Report on Form 10-K
A-1	Appendix A

2023 PROXY STATEMENT	DYNEX CAPITAL, INC.

PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS
4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia 23060 (804) 217-5800
To be held on May 18, 2023

TO OUR COMMON SHAREHOLDERS:

This Proxy Statement is furnished to the holders of the common stock of Dynex Capital, Inc. (the “Company”) in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies to be used at the Annual Meeting of Shareholders of the Company to be held virtually on Thursday, May 18, 2023, at 9:00 a.m. Eastern Daylight Time (the “Annual Meeting”). Shareholders may attend the Annual Meeting by accessing www.meetnow.global/MRMQ9CV and following the instructions in the beginning of this Proxy Statement. Shareholders will be able to listen, vote and submit questions during the Annual Meeting online. There will be no physical location for shareholders to attend the Annual Meeting.
The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.
As permitted by rules adopted by the SEC, the Company is making this Proxy Statement and its 2022 Annual Report to Shareholders available to most of our shareholders electronically over the Internet. On April 5, 2023, we commenced mailing to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our Annual Report and vote over the Internet.
Most shareholders will not receive a printed copy of the proxy materials in the mail, unless specifically requested. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review over the Internet all of the important information contained in the Proxy Statement and Annual Report and on how you may submit your proxy over the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on Thursday, May 18, 2023
The Proxy Statement and 2022 Annual Report to Shareholders are available online by visiting www.envisionreports.com/DYNX.

DYNEX CAPITAL, INC.	2023 PROXY STATEMENT	1

INFORMATION ABOUT
THE ANNUAL MEETING AND VOTING
The Board believes that a virtual meeting format will provide the opportunity for full and equal participation by all shareholders, from any location around the world. A virtual meeting also substantially reduces the costs associated with hosting an in-person meeting.
The Company has considered concerns raised by investor advisory groups and other shareholder rights advocates that virtual meetings may diminish shareholder voice or reduce accountability. Accordingly, we have sought to design our virtual meeting format to enhance, rather than constrain, shareholder access, participation and communication. Shareholders will be able to listen, vote and submit questions online during the Annual Meeting. The Company believes its virtual Annual Meeting will afford a greater number of our shareholders the opportunity to attend the Annual Meeting while affording shareholders the same rights they would have had at an in-person meeting.
If you plan to attend the virtual Annual Meeting, please follow the instructions in the following Questions and Answers:
Q:    How can I attend the Annual Meeting?
A:    The Annual Meeting will be a virtual meeting of shareholders, which means that you may attend the meeting by accessing www.meetnow.global/MRMQ9CV. There will be no physical location for shareholders to attend the Annual Meeting.
You are entitled to attend, vote and submit questions prior to and during the Annual Meeting if you were a shareholder of the Company as of the close of business on March 9, 2023, the record date, or if you hold a valid proxy for the Annual Meeting.
Guests may join the Annual Meeting in a listen-only mode.
The Annual Meeting will begin promptly at 9:00 a.m. Eastern Daylight Time. We encourage you to access the meeting prior to the start time to leave ample time to log into the meeting and test your computer audio system. You should ensure that you have a strong Internet connection to support your virtual attendance at the Annual Meeting.
Please follow the instructions as outlined below.
Q:    Do I need to register to attend the Annual Meeting?
A:    Registered Shareholders. If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), then you do not need to register to attend the Annual Meeting.
To attend the meeting, visit the Annual Meeting website at www.meetnow.global/MRMQ9CV to log-in on the day of the meeting and enter your 15-digit control number located on your Notice of Internet Availability of Proxy Materials or proxy card.
Beneficial Shareholders. If your shares are held in “street name” (i.e., you hold your shares through an intermediary, such as a bank or broker), then you must register in advance to attend the Annual Meeting.
To register to attend the Annual Meeting you must submit proof of your proxy power (such as a legal proxy or broker’s proxy card) reflecting your common stock holdings, along with your name and email address to Computershare. Requests for registration should be directed to Computershare by email to legalproxy@computershare.com (forwarding the email from your broker, or attaching an image of your legal proxy) or by mail to:
Computershare
Dynex Capital, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Requests for registration must be labeled as “Legal Proxy” and be received on or before May 15, 2023.
You will receive a confirmation of your registration by email (or by mail, if no email address is provided) after Computershare receives your registration materials.
To attend the meeting, visit the Annual Meeting website at www.meetnow.global/MRMQ9CV] to log in on the day of the meeting and enter the 15-digit control number provided in the confirmation sent by Computershare.
Q:    How do I ask questions during the Annual Meeting?
A:    Shareholders of record may submit questions prior to or during the Annual Meeting by

2	2023 PROXY STATEMENT	DYNEX CAPITAL, INC.

visiting www.meetnow.global/MRMQ9CV and entering your 15-digit control number located on your Notice of Internet Availability of Proxy Materials or proxy card, and then following the instructions to submit a question.
Questions submitted in advance of and during the meeting that are pertinent to meeting matters will be answered during the meeting, subject to time limitations. Substantially similar questions will be answered once to avoid repetition and allow for more time for other questions. If there are pertinent questions submitted that cannot be answered during the meeting due to time limitations, management will post answers to a representative set of such questions (after consolidating repetitive questions) to our website at www.dynexcapital.com under “Investor Center – Proxy Materials.”
Q:    What if I have trouble accessing the Annual Meeting?
A:    If you have difficulties logging into the Annual Meeting, you can use the technical resources available on the log-in page at www.meetnow.global/MRMQ9CV, which will be available beginning at 8:30 a.m. Eastern Daylight Time on May 18, 2023 or contact 1-888-724-2416 for further assistance.
If there are any technical issues in convening or hosting the Annual Meeting, we will promptly post information to our website at www.dynexcapital.com under “Investor Center – Proxy Materials,” including information on when the meeting will be reconvened.
SOLICITATION
You have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. The costs of this solicitation will be borne by the Company.
Proxy solicitations will be made by the Internet and mail, and also may be made by personal interview, telephone and e-mail by directors and officers of the Company, acting without compensation other than their regular compensation. Brokerage houses and nominees will be requested to forward the proxy soliciting material to the beneficial owners of shares of common stock and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding these proxy materials to such beneficial owners.
VOTING RIGHTS
Our common stock is the Company’s only class of capital stock entitled to vote at the Annual Meeting. Holders of shares of common stock at the close of business on March 9, 2023, the record date, are entitled to notice of, and to vote at, the Annual Meeting. On that date, 53,848,982 shares of common stock were outstanding, with each outstanding share of common stock entitled to one vote for each of the six directors nominated and one vote on each other matter presented at the Annual Meeting.
QUORUM AND BROKER NON-VOTES
The presence of a majority of the outstanding shares of common stock entitled to vote, in person or by proxy, will constitute a quorum for all matters presented at the Annual Meeting. Shares represented in person or by proxy at the Annual Meeting, including shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum. Virtual attendance at the Annual Meeting constitutes presence “in person” for purposes of a quorum at the meeting. “Broker non-votes” (which are shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owner or the persons entitled to vote the shares, and (ii) the broker does not have discretionary voting power on a particular matter) will be treated in the same manner as abstentions for purposes of a quorum. The election of directors, the advisory vote to approve the compensation of the Company’s named executive officers, and the advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers are not considered routine matters and, therefore, brokers do not have discretionary voting power with respect to these proposals. The ratification of the selection of BDO USA, LLP as the Company’s auditors for the 2023 fiscal year and the vote to approve the amendment to the Company’s Articles of Incorporation are considered routine matters under the NYSE rules and, therefore, brokers do have discretionary voting power with respect to this proposal.
VOTE REQUIRED
Under the Company’s “majority vote” standard for uncontested director elections, with respect to each nominee, votes may be cast for or against, or you may abstain from voting. Cumulative voting is not permitted. If a quorum is present, in order for a nominee to be elected in an uncontested election, the votes cast for such nominee’s election must exceed the votes cast against such nominee’s election. Abstentions or broker non-votes will not

DYNEX CAPITAL, INC.	2023 PROXY STATEMENT	3

count as votes cast and will have no effect on the outcome of the election. If a nominee who is an incumbent director is not elected to the Board, he or she must offer his or her resignation promptly to the Board of Directors, which will then determine whether to accept or reject the offered resignation, or whether to take other action. The Company maintains a “plurality vote” standard in contested director elections (where the number of nominees exceeds the number of directors to be elected).
For the advisory vote to approve the compensation of the Company’s named executive officers and the ratification of the selection of BDO USA, LLP as the Company’s auditors for the 2023 fiscal year, votes may be cast for or against, or you may abstain from voting. For these proposals, if a quorum is present, approval of the proposal requires that the number of votes cast for the proposal by holders entitled to vote exceeds the number of votes cast against the proposal. For the advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers, votes may be cast for one, two or three years, or you may abstain from voting. For this proposal, if a quorum is present, the option that receives the highest number of votes in favor will be the frequency that is selected by the shareholders. Abstentions or broker non-votes will not count as votes cast and will have no effect on the outcome of these proposals.
For the vote to approve the amendment to the Company’s Articles of Incorporation to increase the number of shares of common stock authorized, votes may be cast for or against, or you may abstain from voting. For this proposal, if a quorum is present, the proposal will be approved if a majority of the outstanding shares entitled to vote on this proposal vote for the proposal. Abstentions will have the effect of a vote against this proposal.
INFORMATION ABOUT VOTING
You will receive multiple Notices of Internet Availability of Proxy Materials or printed copies of the proxy materials if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts, etc.) or in multiple accounts. You should vote the shares represented by each Notice of Internet Availability of Proxy Materials and proxy card you receive to ensure that all of your shares are voted.
Shareholders of record can vote during the Annual Meeting or by proxy. There are three ways for shareholders of record to vote by proxy:
•    By Telephone - you can vote by telephone toll-free by following the instructions on the proxy card (you will need the 15-digit control number on your Notice of Internet Availability of Proxy Materials or proxy card);
•    By Internet - you can vote over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card (you will need the 15-digit control number on your Notice of Internet Availability of Proxy Materials or proxy card); or
•    By Mail - if you received these proxy materials by mail, you can vote by mail by signing, dating and mailing the proxy card in the postage-paid envelope provided.
If you hold shares in the Dynex Capital, Inc. 401(k) Plan, your voting instructions for those shares must be received by 5:00 p.m. Eastern Daylight Time on May 15, 2023 to allow sufficient time for voting by the trustee of the plan.
If you hold your shares through an intermediary, such as a bank or broker, you will receive voting instructions from the holder of record and you must register in advance to attend the Annual Meeting.
REVOCABILITY OF PROXY
If you are a shareholder of record, you may change or revoke your proxy at any time before your shares are voted at the Annual Meeting, by any of the following methods:
•    By submitting a written notice of revocation to the Secretary of the Company by the close of business on May 15, 2023;
•    By submitting by the close of business on May 15, 2023 a completed proxy card bearing a later date than any other proxy submitted by you;
•    By toll-free telephone by following the instructions on the proxy card (you will need the 15-digit control number on your Notice of Internet Availability of Proxy Materials or proxy card);
•    By visiting the website listed on the Notice of Internet Availability of Proxy Materials or proxy card and following the instructions (you will need the 15-digit control number on your Notice of Internet Availability of Proxy Materials or proxy card); or

4	2023 PROXY STATEMENT	DYNEX CAPITAL, INC.

•    By attending the Annual Meeting and voting during the Annual Meeting.
Your latest proxy card, telephone vote, or Internet vote with respect to the same shares is the one that will be counted.
If you hold your shares through an intermediary, such as a bank or broker, you should contact the holder of record to change your vote.
Voting your shares by telephone or over the Internet or sending in a proxy card will not affect your right to attend and vote during the Annual Meeting. However, if you hold your shares through an intermediary, such as a bank or broker and you plan to vote during the Annual Meeting, you must register in advance of the Annual Meeting.
If you vote in time for the Annual Meeting by proxy, the individuals named on the proxy (your “proxies”) will vote your shares of common stock in accordance with the choices you specified. If you properly submit a proxy without indicating your instructions, the shares of common stock represented by such proxy will be voted FOR the election of the nominees named in this Proxy Statement as directors, FOR the approval of the compensation of the Company’s named executive officers, FOR the option of every ONE YEAR as the frequency for future advisory votes on the compensation of the Company’s named executive officers, FOR the ratification of the selection of BDO USA, LLP as the Company’s auditors for the 2023 fiscal year and FOR the approval of the amendment of the Company’s Articles of Incorporation to increase the number of shares of common stock authorized.
OTHER MATTERS
Management and the Board know of no other matters to come before the Annual Meeting other than those stated in the Notice of Annual Meeting of Shareholders. However, if any other matters are properly presented to the shareholders for action, it is the intention of the individuals named in the proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.
ANNUAL REPORT ON FORM 10-K
The Company’s Annual Report on Form 10-K, including financial statements for the year ended December 31, 2022, which is available on the Internet as set forth in the Notice of Internet Availability of Proxy Materials and is being mailed together with this Proxy Statement to shareholders who receive the proxy materials by mail, contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

DYNEX CAPITAL, INC.	2023 PROXY STATEMENT	5

PROPOSAL ONE ELECTION OF DIRECTORS
DIRECTOR NOMINEES
Pursuant to Virginia law and our Restated Articles of Incorporation (the “Articles of Incorporation”), directors of the Company are to be elected by the holders of shares of common stock at the Annual Meeting to serve until the next annual meeting and until their successors are elected and duly qualified. On the recommendation of the Nominating & Corporate Governance Committee (the “Nominating Committee”), the Board nominated Byron L. Boston, Julia L. Coronado, Michael R. Hughes, Joy D. Palmer, Robert A. Salcetti and David H. Stevens for election by the holders of shares of common stock to the Board at the Annual Meeting.
Unless otherwise indicated, a proxy will be voted FOR the election of Messrs. Boston, Hughes, Salcetti and Stevens and Dr. Coronado and Ms. Palmer to the Board. Each director nominee has agreed to serve if elected. Selected biographical information regarding each director nominee is set forth below.
Although it is anticipated that each director nominee will be able to serve, should any nominee become unavailable to serve, the shares represented by each proxy may be voted for another person or persons designated by the Board. In no event will a proxy be voted for more than six directors.
BOARD COMPOSITION
The following information sets forth the names, ages, principal occupations and business experience for the Company’s director nominees as of March 31, 2023. In addition to the information presented below regarding each director nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board. Finally, we value their significant experience on other public company boards of directors and board committees. Unless otherwise indicated, the business experience and principal occupations shown for each director has extended five or more years.

DEMOGRAPHICS	BOSTON	CORONADO	HUGHES	PALMER	SALCETTI	STEVENS
Age	64	54	62	65	68	66
Gender Diverse		●		●
Racially or Ethnically Diverse	●
Tenure	11 years	2 years	12 years	2 years	9 years	4 years
Independent		●	●	●	●	●

6	2023 PROXY STATEMENT	DYNEX CAPITAL, INC.

BOARD COMPOSITION AND ATTRIBUTES

AGE				TENURE
50-55 Years Old	●			1-5 Years	●	●	●
56-60 Years Old				6-10 Years	●
61-65 Years Old	●	●	●	11-15 Years	●	●
66-70 Years Old	●	●

GENDER DIVERSITY	INDEPENDENT

RACIALLY OR ETHNICALLY DIVERSE

DIRECTOR SKILLS AND QUALIFICATIONS
The Board believes that its directors collectively have the level and balance of skills, experience, diversity, and character to execute the Board’s responsibilities. The table below reflects some of the key skills that our Board has identified as particularly valuable to the effective oversight of the Company and the execution of our corporate strategy, along with the number of directors that

DYNEX CAPITAL, INC.	2023 PROXY STATEMENT	7

have these skills. This director skills matrix is not intended to be an exhaustive list of each of our director’s skills or contributions to our Board. All of our directors also exhibit high integrity, an appreciation for diversity of background and thought, innovative thinking, a proven record of success, and deep knowledge of corporate governance requirements and best practices.
Additional information on each director, including some of their specific experience, qualifications, attributes and skills, is set forth above under “Proposal One – Election of Directors”.

	Boston	Coronado	Hughes	Palmer	Salcetti	Stevens
Senior Leadership
Financial Services Industry
M&A
Capital Markets
Business Operations
Information Technology and Cybersecurity
Risk Management and Compliance
Government Policy and Regulatory
Mortgage Industry
Investment Management
Corporate Governance
Public Company and Financial Reporting
Business Development and Strategy
Ethics and Social Responsibility
Finance
Audit Committee Financial Expert
Human Capital Management/Executive Compensation

8	2023 PROXY STATEMENT	DYNEX CAPITAL, INC.

DIRECTOR NOMINEE BIOGRAPHIES
	BYRON L. BOSTON	Chief Executive Officer
Byron L. Boston joined the Board in 2012. He has served as the Chief Executive Officer and Co-Chief Investment Officer of the Company since January 1, 2014. He was the President of the Company from March 1, 2012 to December 18, 2020 and has held the position of Chief Investment Officer since April 2008.
Committed to giving back, Byron is on multiple boards in advisory and leadership capacities including Mortgage Bankers Association and National Association of Real Estate Investment Trusts (“NAREIT”) Advisory Board of Governors representing the industry on a national level. He also serves on the board of the Salzburg Global Seminar where he has served as the Chair of the Investment Committee and the Chair of the Finance Committee.

Byron is a well-respected business leader and investment professional with an extensive background in U.S. real estate finance, asset management/investment banking, and fixed-income capital markets. Byron’s career in banking represents an exceptional foundation upon which he now leads the Company. He oversees all strategy and operations while fostering relationships with stakeholders, shareholders, and creditors. He leads the day to day strategic and tactical decisions that have resulted in long term net gains and significant economic return for investors.

Byron’s career includes building two successful public companies. He started in corporate banking with focus on direct corporate loans and bond issuances. Unparalleled training and experience with mortgage-backed securities and bond trading were gained while with Credit Suisse First Boston and Lehman Brothers. Recruited by Freddie Mac, he developed and led the initial investment plan to grow their retained portfolio. Following those successes, Byron launched Sunset Financial Resources, a mortgage Real Estate Investment Trust (REIT) specializing in high-quality residential and commercial loans and securities. Byron led the initial public offering of Sunset Financial Resources and raised $130M in initial equity.

He holds an A.B. in Economics and Government from Dartmouth. College and an MBA with emphasis in Accounting and Finance from the University of Chicago Booth School of Business where he was also a member of the Director’s Consortium.

Byron’s qualifications to serve on our Board include his experience gained as our Chief Executive Officer, Co-Chief Investment Officer and President (from March 2012 until December 2020). In addition, he has substantial experience investing in and managing portfolios of mortgage assets gained in his years at Freddie Mac Corporation, Sunset Financial and various large financial institutions. He also has substantial experience in debt and equity capital markets. His participation on the board of directors of Salzburg, and the NAREIT Advisory Board exposes him to important developments in housing finance and global regulation of financial institutions and financial services firms. These experiences allow Byron to offer a different perspective on the Company’s current and future business operations regarding investments, which is a valuable resource for our Board.
COMMITTEES •Investment

DYNEX CAPITAL, INC.	2023 PROXY STATEMENT	9

JULIA L. CORONADO, Ph.D.
Julia L. Coronado, Ph.D. joined the Board in October 2020. Since 2017, Julia has served as the President and Founder of MacroPolicy Perspectives, LLC (MPP) a research advisory firm with deep expertise in macroeconomics, regulatory policy, financial and global markets that helps inform client decisions in financial services and other industries.
Julia’s unbiased analysis and insights are particularly critical in today’s uncertain, changing world. She is a regular commentator in financial media, (including CNBC, Bloomberg, Marketplace, and the Wall Street Journal). MMP delivers perspectives on the economy through its forecasting of global economic activity, inflation, and fiscal and monetary policy (with a focus on the G8 countries and China). Julia has represented the U.S. at the Organization for Economic Cooperation & Development and testified before Congress on Social Security reform and digital currency developments. Julia is an independent director on the board of directors of Robert Half, an international staffing and consulting firm, where she serves on the nominating & governance committee. Her commitment to performance and collaboration is evident through roles including Clinical Associate Professor of Finance at the University of Texas at Austin, Vice President of the National Association of Business Economists, member of the Economic Studies Council at the Brookings Institution and member of the Advisory Boards of the Bureau of Economic Analysis, the Pension Research Council at the Wharton School, and the Cleveland Federal Reserve Center for Inflation Research.

Former roles in service include serving as a member of the New York Federal Reserve Treasury Market Practices Group, the Economic Advisory Panel of the Federal Reserve Bank of New York, the Board of the National Association of Business Economists and President of the New York Association of Business Economists. Julia served as a staff economist for the Federal Reserve Board of Governors in Washington, D.C. and contributed to the Federal Open Market Committee forecasts.
She received a B.A. in Economics from the University of Illinois and her Ph.D. in Economics from the University of Texas at Austin.
Julia brings to our Board extensive experience and expertise in international and domestic market economics, fiscal and monetary policy, and global economic forecasting. We believe her experience in these areas, as well as her service on other public company and advisory boards, enable her to offer significant insights into the Company’s business strategy and make her a valuable member of our Board.

COMMITTEES •Compensation •Investment •Nominating & Corporate Governance (Chair)

10	2023 PROXY STATEMENT	DYNEX CAPITAL, INC.

	MICHAEL R. HUGHES	Chairman of the Board
Michael R. Hughes became a director of the Company in November 2010 and currently serves as the Chairman of the Board, after being appointed in March 2017. He guides the Board with integrity and provides objective support for members to contribute to the important work in serving and representing shareholders. He leads the Board in steering the organization towards a sustainable future.
Focused on the growth of others, he also serves on the Board of Trustees and is President of the Bentley School in Oakland, California. He joined Switchmate Home LLC in March 2017 (now known as Simply Smart Home, a smart technology solution) as Chief Financial Officer and was President from July 2021 until his retirement in December 2022. His extensive career in financial services also includes leadership roles as First Vice President of Merrill Lynch Financial Institutions Research, Portfolio Manager with Ascend Capital Management, and Partner and Portfolio Manager with Osterweis Capital Management. Along with Mike’s contributions in portfolio management and leadership, he has deep expertise on the research side in analyzing many types of financial institutions including mortgage Real Estate Investment Trusts (REITs). He began his career as an Equity Analyst at Dean Witter Reynolds.

He holds a A.B. from the University of California at Berkeley in Geophysics and Seismology and earned the Chartered Financial Analyst designation in 1991.

Michael’s qualifications to serve on our Board include his background as a portfolio manager of financial institutions and his extensive experience as a securities analyst. In these roles, he oversaw the investment in and/or the equity analysis of mortgage companies, mortgage REITs, consumer and commercial finance, and government agencies including Fannie Mae and Freddie Mac. These experiences, coupled with Michael’s CFA designation and substantial financial expertise, allow him to offer significant insights and advice, thus making him a valuable addition to our Board.

COMMITTEES •Audit •Investment (Chair) •Nominating & Corporate Governance

DYNEX CAPITAL, INC.	2023 PROXY STATEMENT	11

JOY D. PALMER
Joy D. Palmer has served as a member of the Board since October 2020. She currently serves as an adjunct professor in the Finance Department of Drew University, a role she began in August 2022. She also served as the Deputy Chief Accountant, Office of the Chief Accountant, from 2018 to 2020, in the Office of the Comptroller of the Currency, whose work regulates and supervises both national and foreign banks operating in the U.S. During that time, Joy contributed to the drafting of advisories, bulletins, risk tips, and other publications to provide examiners with readily accessible resources on evolving issues. Prior to that, Joy researched companies in the financial services sector as Director of Equity Research with Merrill Lynch from 1996 to 2002.
Joy is a Subject Matter Expert in Generally Accepted Accounting Principles (“GAAP”), regulatory policies and trends at national banks with a specific focus on large banks and the mortgage finance industry. Joy’s extensive career and global focus deliver value and expertise gained through roles across accounting, finance, treasury, and investor relations. She has specialized knowledge in mortgage investing, origination and servicing and related hedging practices.
Joy earned a Bachelor’s in accounting from Montclair State University and a MBA from NYU Stern School of Business with emphasis in finance.

Joy’s qualifications to serve on our Board include her experience as a policy accountant for the Comptroller of the Currency. In connection with this role, she has subject matter expertise on GAAP and regulatory trends at national banks with a specific focus on large banks, as well as expertise in mortgage investing, origination and servicing and related hedging practices, which are skills and experiences that are valuable to our Board. Additionally, her 34-year career in a variety of accounting, finance, treasury and investor relations roles, makes Joy knowledgeable regarding operational and organizational best practices, which is a valuable resource for our Board.
COMMITTEES •Audit (Chair) •Investment

12	2023 PROXY STATEMENT	DYNEX CAPITAL, INC.

ROBERT A. SALCETTI
Robert A. Salcetti has served on the Board since December 2013.
He is a seasoned executive with a four-decade career in operational and strategic leadership across the financial services and mortgage industry sectors. His stewardship in major financial institutions has impacted the design, delivery, and management of credit facilities for loan warehouse financing, advances, and mortgage servicing rights (MSR) financing. Prior to his retirement from JP Morgan Chase as Managing Director in 2008, his contributions and roles include Managing Director at Chase Manhattan Bank, Senior Vice President and Division Manager with TCB/Chemical Bank, Vice President and Section Manager of Texas Commerce Bank, the predecessor to TCB/Chemical Bank, and Vice President of American Mortgage Company. He was a Director of Ocwen Financial Corporation and was on their Board where he served on the Audit, Compliance, Executive and Independent Review committees and as Co-Chairman of its Risk and Compliance committee.

He also served as a Director of Cherry Hill Mortgage Investment Corporation where he was on the Audit, Compensation, and Nomination/Governance committees. Robert earned a B.S. in Business Administration from Carlow College in Pittsburgh, PA.
Rob’s qualifications to serve on our Board include his background in operational and strategic management, including over 40 years of experience in the financial services and mortgage industry sectors. With his extensive experience, which includes leading operations that designed, provided and managed credit facilities for loan warehousing financing, advances and mortgage servicing rights financing, Rob is able to offer guidance to our Board from both an operational and strategic perspective.

COMMITTEES •Audit •Compensation (Chair) •Investment

DYNEX CAPITAL, INC.	2023 PROXY STATEMENT	13

DAVID H. STEVENS
David H. Stevens joined the Board in January 2019. David brings deep expertise and knowledge in an advisory capacity to the Board.
He has an extensive career in Real Estate Finance and Mortgage Banking. Having started at the branch level and progressing into branch, regional, division, and national leadership roles provides a breadth plus depth of industry knowledge. As Senior Vice President leading Freddie Mac’s Single-Family business, his work made homeownership more accessible and affordable. David led Wells Fargo’s national wholesale lending business as Executive Vice President and also led Long and Foster Real Estate Company as their President and COO. Following his focus on housing and access, he served in the Obama Administration as Assistant Secretary of Housing and Federal Housing Administration Commissioner. David also led the Mortgage Bankers Association in Washington, D.C. as their Chief Executive Officer until his retirement in 2018. In 2019, David became Chief Executive Officer of Mountain Lake Consulting, a financial services consulting firm focused on the real estate finance sector. Reflective of his deep commitment to affordable housing, he founded the Board of MBA Open Doors Foundation which provides mortgage assistance to families with critically ill children. David was named 2018 Mortgage Professional of the Year by National Mortgage Professional Magazine and has been included on Bloomberg’s 50 Most Powerful People in U.S. Real Estate and Inman’s 100 Most Influential Real Estate Leaders. He was honored with the NAHREP Founders Award for his support of Hispanic lending.

He earned a degree in Political Science from the University of Colorado Boulder and received his Certified Mortgage bankers designation.

David’s qualifications to serve on our Board include his background in the real estate finance sector, including over 30 years of mortgage finance, capital markets and housing policy experience. His association with Freddie Mac, Wells Fargo Home Mortgage, the U.S. Department of Housing and Urban Development and the MBA, among others, has given David’s insight into the mortgage finance industry for both residential and commercial real estate. His knowledge of housing finance policy issues and the relationships that he has developed in various housing policy institutions is also very valuable to the Board and the Company. With his extensive experience, David is deeply knowledgeable of all aspects of the industry and is able to provide this industry knowledge to our Board.

COMMITTEES •Compensation •Investment •Nominating & Corporate Governance
We are not aware of any family relationship among any director or executive officer; nor are we aware of any involvement of any director or executive officer, currently or in the past ten years, in any legal proceedings that would be material to an evaluation of the ability or integrity of any director or executive officer.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE DIRECTOR NOMINEES LISTED ABOVE.

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CORPORATE GOVERNANCE

OUR CORPORATE GOVERNANCE FRAMEWORK
The business and affairs of the Company are managed under the direction of the Board in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Amended and Restated Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers by reviewing materials provided to them and by participating in meetings of the Board and its committees. The corporate governance practices followed by the Company, including with respect to environmental and social considerations, are summarized below.
OUR ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”) INITIATIVES
We believe that ESG practices and initiatives are important in sustaining and growing the Company. Our ESG practices seek to create value by improving the environment and the lives of our employees, shareholders, business partners, and the community and we recognize that understanding our efforts on ESG practices is increasingly important to those key relationships.
Our Board has formal oversight of our ESG strategies, policies, activities, and communications, including overseeing risk management related to the foregoing. The Board formally amended the Nominating Committee Charter in 2020 to memorialize the committee’s primary oversight of our efforts in ESG strategies, policies, activities, and communications. Together, the Board and Nominating Committee monitor and assess our practices to work toward further ESG improvements.

A management committee has been established to oversee the ESG guidelines and the Company’s measurable ESG goals as well as the implementation of the Sustainability Accounting Standards Board (“SASB”) Conceptual Framework, which we adopted in 2020. The Company has published its SASB disclosure in accordance with the Financials Sector standards of SASB on its website at www.dynexcapital.com.

The Company has historically operated in a partially-virtual environment, which helps limit its carbon footprint. In 2023, the Company is continuing to evaluate its governance practices to monitor its environmental impact.
We continue to search for opportunities in pursuit of the long-term success of our business and to enhance the communities where we operate through corporate giving, employee volunteering, human capital development, and environmental sustainability programs. Additional information regarding our efforts to implement environmental and social factors in the operation of our business is available in the Corporate Responsibility section of our website at www.dynexcapital.com. Nothing on our website and the information contained on, or that can be accessed through, our website referenced throughout this Proxy Statement, including, without limitation, our SASB disclosure in accordance with the Financials Sector standards of SASB, shall be deemed to be incorporated by reference herein unless indicated otherwise, and is not considered part of, this Proxy Statement.

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CORPORATE GOVERNANCE (CONTINUED)

The following are notable ESG policies we had in place as of December 31, 2022:

OUR ENVIRONMENTAL COMMITMENT
As an asset management and investment firm with approximately 19 employees, our business operations have a relatively modest environmental impact. However, energy conservation and environmental sustainability efforts are a priority at the Company.

Our corporate efforts to reduce our environmental impact include:
•Using specific green products for office cleaning and pest control;
•Recycling of paper and aluminum cans;
•Recycling of electronic equipment and ink cartridges;
•Use of energy certified laptops and
•Eliminating single use plastics such as coffee pods, straws, utensils, and water bottles.

OUR SOCIAL COMMITMENT
Our primary social considerations and impacts relate to our investment activity, serving our community, and human capital management, all of which are critical to our success as an organization.
INVESTMENT ACTIVITY
We have been a leader for over 30 years in providing private capital to the U.S. housing finance system and in support of affordable housing in communities across the United States. Our business helps to enhance liquidity in residential and commercial real estate mortgage markets and, in turn, facilitates home ownership and affordable housing in the United States.
HUMAN CAPITAL MANAGEMENT
We strive to have highly engaged employees committed to looking out for each other and our shareholders. The Company views its employees as its most important asset and as the key to fulfilling our goals of making people’s lives better, strengthening the communities we serve, and managing a successful business for the benefit of all of our stakeholders. Our human capital strategy is designed to create an environment where our employees can grow professionally and contribute to the success of the Company. We believe a supportive, collaborative, engaging, and equitable culture is key to attracting and retaining skilled, experienced, and talented employees as well as fostering the development of the Company’s next generation of leaders.

DIVERSITY AND INCLUSION

We promote diversity within our workforce and believe diversity extends beyond gender, race, ethnicity, age or sexual orientation to include different perspectives, skills, and experiences and socioeconomic backgrounds. We hire based on qualifications and evaluate, recognize, reward and promote employees based on performance without regard to race, religion, color, national origin, disability, gender, gender identity, sexual orientation, stereotypes or assumptions based thereon. In addition, equity is fundamental to our philosophy of fair and equitable treatment. We regularly review and analyze our compensation practices and engage in ongoing efforts to ensure pay equity within all levels of employment.

We strive to maintain a corporate culture that is welcoming, inclusive and respectful to all. As of December 31, 2022, 53% of our employees were women or self-identified minorities.

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CORPORATE GOVERNANCE (CONTINUED)

HEALTH, SAFETY, AND WELLNESS
We strive to offer our employees a healthy work-life balance and an open environment in which they are encouraged to offer thoughts and opinions. Employees have a wide selection of resources available to protect their health, well-being, financial security, safety, and work-life balance, including an onsite gym, coverage of a substantial portion of their health insurance, and a competitive 401(k) Company match. We provide our employees with access to flexible, comprehensive and convenient medical coverage intended to meet their needs and the needs of their families. In addition to standard medical coverage, we offer employees dental and vision coverage, health savings and flexible spending accounts, paid time off, employee assistance programs, voluntary short-term and long-term disability insurance, term life insurance, and other benefits. We also offer flexible working arrangements to accommodate the individual needs of our employees.
Like many companies, COVID-19 has increased our focus on health and safety efforts to protect our employees and their families from potential virus or other infectious disease exposure, while ensuring that our critical operations remain fully supported. A number of our employees work from home on a full or part-time basis, as they deem necessary and appropriate for their well-being and health.
EMPLOYEE DEVELOPMENT
Recognizing the vital role that human capital management serves in the long-term success of the Company, we have initiated a Human Capital Strategy Planning process, overseen by our Board, to formalize the process for management and development of employees. In addition to talent management and development initiatives, the Human Capital Strategy Planning process has included the following:
•development of organizational core values and a plan to integrate these values into a variety of human capital processes and practices;
•offering of a personal development program for employees;
•formalized process for determining current and future human capital requirements; and
•implementation of improved performance measures designed to better determine individual and team developmental needs.

OUR GOVERNANCE COMMITMENT
We believe good corporate governance is critical to achieving long-term shareholder value. We are committed to governance practices and policies that serve the long-term interests of the Company and its shareholders. Highlights of our governance practices include:
•Our Board represents a well-rounded and diverse combination of skills, knowledge, experience and perspectives.
•All of our directors are independent, other than the Chief Executive Officer.
•The Board regularly meets in executive sessions with its independent directors.
•All of the members of our key committees are independent.
•All three members of our Audit Committee qualify as “audit committee financial experts.”
•One-third of our directors are female.

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CORPORATE GOVERNANCE (CONTINUED)

•We separate the Chairperson of the Board and Chief Executive Officer roles.
•Incumbent directors up for re-election to our Board who fail to receive a majority of the votes cast in an uncontested election must tender their resignation for consideration.
•Our Board is fully declassified, and directors are elected annually.
•Each share of our common stock has equal voting rights with one vote per share.
•Our Board has adopted a Board Refreshment and Diversity Policy to (i) ensure a relevant, inclusive and diverse membership on the Board, (ii) provide the Board with the best combination of knowledge, skills, experience, and perspectives among its members (including with respect to gender, age, race, culture, and experience), and (iii) oversee and support our strategy for the future.
•The Company has not established term limits for directors. Pursuant to its Board Refreshment and Diversity Policy, the Nominating Committee evaluates the qualifications and contributions of each incumbent director before recommending the nomination of such director for re-election.
•We have succession plans for the CEO, completed our CFO transition in 2022, and are in the process of designing such plans for other senior management positions.
•We are dedicated to thoughtful director succession planning.
•The Company has not adopted a “poison pill” or other similar shareholder rights provisions in its governance documents.
•Key risks are overseen by Board committees, including enterprise-wide risk management (Audit Committee), investment related risks (Investment Committee), executive compensation risks (Compensation Committee) and our ESG risks, strategies, policies, activities, and communications (Nominating Committee).
•During 2022, our directors continued to be engaged, with director attendance for Board and committee meetings greater than 75% for each director.
•The Company has a Code of Business Conduct and Ethics (“Code of Conduct”) that applies to all of our employees, officers and directors and covers a wide range of business practices and procedures designed to foster the highest ethical standards in all business relationships. This policy covers, among other things, compliance with applicable laws, conflicts of interest, confidentiality, fair dealing, discrimination and harassment, health and safety, reporting of suspected violations, and enforcement of our Code of Conduct.
•Our Whistleblower Policy provides a structured and formal process to facilitate confidential, anonymous submissions by employees of the Company and others with concerns or complaints regarding the Company’s accounting, internal accounting controls, auditing matters or violations of the Company’s Code of Conduct.
•Our Board and each of our key committees annually conduct a substantive self-evaluation.
•We require that executives and directors own a meaningful amount of Company stock.
•We prohibit our executive officers and directors from hedging and pledging Company stock.

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CORPORATE GOVERNANCE (CONTINUED)

DIRECTOR INDEPENDENCE
The Board has adopted Corporate Governance Guidelines that set forth the practices of the Board with respect to its size, criteria for membership and selection to the Board, committees of the Board, meetings and access to management, director compensation, director orientation and continuing education, annual performance evaluation of the Board, director responsibilities, annual review of performance of the Chief Executive Officer, management succession and ethics and conduct. The Guidelines are available on the Company’s website at www.dynexcapital.com under “Investor Center - Corporate Information - Corporate Governance.” A printed copy is available to any shareholder upon written request to the Secretary of the Company, 4991 Lake Brook Drive, Suite 100, Glen Allen, Virginia 23060.
The Board in its business judgment has determined that Messrs. Hughes, Salcetti, and Stevens, Dr. Coronado, and Ms. Palmer are independent as defined by the New York Stock Exchange ("NYSE") listing standards. In reaching these conclusions, the Board considered whether the Company and its subsidiaries conduct business and have other relationships with organizations of which certain members of the Board or members of their immediate families are or were directors or officers. In addition, the Board considered all relevant facts and circumstances, including relationships that a director may have due to his or her status as an investor in an entity that may have a relationship with the Company.
As permitted by the NYSE, the Company’s Corporate Governance Guidelines establish categorical standards under which, except with respect to members of the Audit Committee and the Compensation Committee, the following relationships between a non-employee director and the Company will not be considered material:
•    if during any twelve-month period within the last three years, the director or any immediate family member of the director received $120,000 or less in direct compensation from the Company, excluding director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
•    if during each of the current fiscal year and three most recent fiscal years, the director is, or was, an executive officer or an employee (or has, or had, an immediate family member who is, or was, an executive officer) of another company that made payments to, or received payments from, the Company for property or services in an amount which, in each of the last three fiscal years, did not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues; or
•    if the director serves as an executive officer of a charitable organization to which the Company made charitable contributions that did not exceed the greater of $1 million, or 2% of such charitable organization’s consolidated gross revenues in each of the last three fiscal years.
None of the Company’s directors, their immediate family members, or organizations in which they are a partner, shareholder or officer, are engaged in any material relationships with the Company, except Mr. Boston, who serves as Chief Executive Officer and Co-Chief Investment Officer of the Company.
CODE OF BUSINESS CONDUCT AND ETHICS
The Board has approved our Code of Conduct for directors, officers and employees of the Company and each of its subsidiaries including the Company’s Chief Executive Officer and Chief Financial Officer. The Code of Conduct addresses such topics as compliance with applicable laws, conflicts of interest, use and protection of Company assets, confidentiality, dealings with the press and communications with the public, accounting and financial reporting matters, fair dealing, discrimination and harassment and health and safety. It is available on the Company’s website at www.dynexcapital.com under “Investor Center - Corporate Information - Corporate Governance.” A printed copy of the Code of Conduct is available to any shareholder upon written request to the Secretary of the Company at the address set forth in the beginning of this Proxy Statement.
We intend to provide any required disclosure of an amendment to or waiver from the Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on the Company’s website at www.dynexcapital.com under “Investor Center - Corporate Information - Corporate Governance” promptly following the amendment or waiver. We may elect to disclose any such amendment or waiver in a report on Form 8-K filed with the SEC either in addition to or in lieu of the website disclosure.

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CORPORATE GOVERNANCE (CONTINUED)

BOARD AND COMMITTEE MEETINGS
In 2022, there were four meetings of the Board. Each director attended at least 75% of the total number meetings of the Board and of the committees on which he or she served during 2022.
Executive sessions where independent or non-management directors meet on an informal basis are held regularly without management participation. At least once a year, the Board schedules an executive session including only independent directors. Such sessions are generally chaired by the Chairperson of the Board.
The Company encourages members of the Board to attend the annual meeting of shareholders. All of the then-serving directors attended the 2022 Annual Meeting of Shareholders, and we expect that all of the nominee directors will attend the 2023 Annual Meeting.
OUR BOARD LEADERSHIP STRUCTURE
Under the Company’s Corporate Governance Guidelines, the Board has the responsibility to determine the most appropriate leadership structure for the Company, including whether it is best for the Company at a given point in time for the roles of Chairperson of the Board and Chief Executive Officer to be separate or combined. Since 2014, these roles have been separated.
Mr. Hughes, as Chairman of the Board, is independent as defined by the NYSE listing standards. As Chairman, Mr. Hughes’ primary responsibilities include setting the agenda for Board meetings, chairing Board meetings and participating in strategic planning efforts at the Company. He also provides feedback and counsel to Mr. Boston on important Company issues including business strategy, investment strategy, capital management, risk management and stakeholder management efforts. Additionally, as Chairman of the Board, he generally chairs the executive sessions of the Board.
The Board believes that it is in the best interest of the Company’s shareholders for the positions of Chairperson of the Board and Chief Executive Officer to be separated. Mr. Hughes has extensive knowledge of the Company from his tenure as a director and from his working relationship with Mr. Boston. This has allowed him to guide the Board’s agenda in setting priorities for the Company and addressing the risks and challenges the Company faces, but with management insight into the execution of the Company’s strategy. The Board periodically reviews the Company’s corporate governance structure to ensure that it remains the most appropriate structure for the Company and its shareholders. As a result, although the Board has determined that the current structure works best for the Company at this time, the Board may implement another structure if deemed to be appropriate in the future.
BOARD OVERSIGHT OF RISK MANAGEMENT
The Company’s executive officers are responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. Directors are expected to devote sufficient time and apply themselves to understanding the Company’s business and its significant risks. The Board has an Investment Committee that oversees the investment activities of the Company and the risks related to these activities. The Investment Committee regularly receives presentations from senior management regarding the Company’s investment portfolio, its risk profile and its investment and risk management strategies. As part of that process, the Investment Committee oversees the Company’s compliance with the Company’s investment policy and investment risk policy, including notifying the Board if the risk limits are approached or exceeded. Management generally reviews these risk limits with the Investment Committee quarterly. In addition, the Audit Committee oversees the Company’s enterprise risk management program, which includes, among other items, non-investment related risks such as strategic risk, operational risk, reputational risk, and cybersecurity risk. Information security matters are reviewed at least annually. In conducting this oversight, the Audit Committee reviews and discusses with management and the Company’s risk and control personnel the Company’s policies and practices with respect to risk assessment and risk management for all non-investment risks identified by management. The Audit Committee also specifically reviews and discusses with management, the independent auditor, and risk and control personnel the risks related to financial reporting and controls on at least a quarterly basis. Additionally, the Compensation Committee reviews and discusses with management the extent to which the Company’s compensation policies and practices create or mitigate risks for the Company. In addition, the Nominating Committee reviews and discusses with management the extent to which the Company’s ESG policies and practices create or mitigate risks for the Company. The Company believes that its leadership structure promotes effective Board oversight of risk management as the Audit Committee, Compensation Committee, and Nominating Committee are each comprised solely of independent directors, and the Investment

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CORPORATE GOVERNANCE (CONTINUED)

Committee is primarily comprised of independent directors and management of the Company. Each of the committees actively monitors the Company’s policies and practices with respect to risk assessment and risk management, and the directors are provided with the information necessary to evaluate the Company’s significant risks and strategies for addressing them. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks as well as through regular reports directly from the executive officers responsible for management of particular risks to the Company.
COMMUNICATIONS WITH THE BOARD
Any director, including the Chairperson of the Board, may be contacted by writing to such director c/o the Secretary of the Company at the address set forth in the beginning of this Proxy Statement. Communications to the non-management directors as a group may be sent to the Chairperson of the Board c/o the Secretary of the Company at the same address. The Company promptly forwards, without screening, any correspondence addressed to a specified director to such director, and any correspondence addressed to the non-management directors as a group to the Chairperson of the Board.
BOARD COMMITTEES
The Board has a standing Audit Committee, Compensation Committee, Nominating Committee and Investment Committee. Each of the Audit Committee, Compensation Committee and Nominating Committee operate pursuant to their respective written charters adopted by the Board, each of which is available at www.dynexcapital.com under “Investor Center - Corporate Information - Corporate Governance.” Printed copies of the charters are available to any shareholder upon written request to the Secretary of the Company at the address set forth in the beginning of this Proxy Statement.
The following table sets forth the members of each committee and the number of meetings held by each committee during 2022. The Investment Committee meets between scheduled Board meetings as necessary when more frequent discussions of investment and related activities are warranted. A description of the principal responsibilities of the Audit, Compensation, and Nominating Committees follows.

Name	Audit	Compensation	Investment	Nominating & Corporate Governance
Byron L. Boston			X
Julia L. Coronado, Ph.D.		X	X	Chair
Michael R. Hughes	X		Chair	X
Joy D. Palmer	Chair		X
Robert A. Salcetti	X	Chair	X
David H. Stevens		X	X	X
Number of meetings in 2022	5	2	4	3

AUDIT COMMITTEE
The Audit Committee assists the Board in fulfilling the Board’s oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditor, and the qualifications, independence and performance of the internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Audit Committee operates under a written charter last amended by the Board in February 2020.
The Board, in its business judgment, has determined that each of the members of the Audit Committee meet the independence and financial literacy standards and requirements of the NYSE and the SEC. The Board has also determined that Messrs. Hughes and Salcetti and Ms. Palmer

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CORPORATE GOVERNANCE (CONTINUED)

qualify as “audit committee financial experts” as defined by the SEC. For additional information regarding the Audit Committee, see “Audit Information - Audit Committee Report” beginning on page 64 of this Proxy Statement.
COMPENSATION COMMITTEE
The Compensation Committee performs the responsibilities of the Board relating to compensation of the Company’s executive officers. The Compensation Committee’s responsibilities include reviewing and approving corporate goals and objectives relevant to compensation of the Company’s Chief Executive Officer, evaluating the Chief Executive Officer’s performance annually in light of those goals and objectives and determining and recommending the Chief Executive Officer’s compensation level to the independent directors based on this evaluation; reviewing and approving the compensation for executive officers, including their corporate goals and objectives; reviewing and discussing the Compensation Discussion and Analysis required by the rules of the SEC with senior management and based upon such review and discussion, recommending to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K or proxy statement, as applicable; producing a Compensation Committee Report as required by the rules of the SEC to be included in the Company’s annual proxy statement; overseeing an annual review of the Company’s policies and practices of compensating its employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives, and, based on the review, making any changes to such policies and practices that the Committee deems appropriate; reviewing and approving any employment-related agreement or other compensation arrangement, or transaction with senior management; making recommendations to the Board with respect to annual and long-term incentive compensation and equity-based plans; administering the Company’s equity-based, deferral and other compensation plans approved by the Board from time to time; monitoring compliance with the Company’s stock ownership guidelines; reviewing any significant changes in the Company’s tax-qualified employee benefit plans; and recommending to the Board for approval non-employee director compensation.
Under its charter, the Compensation Committee has authority to retain and terminate outside compensation consultants, including authority to approve the consultant’s fees and other retention terms. The Compensation Committee from time to time engages the services of FPL Associates L.P. (“FPL”) as a compensation consultant to assist the
Committee in determining appropriate compensation levels for the executive officers and provide recommendations for the executive compensation program framework, evaluate non-employee director compensation and provide recommendations regarding employment, severance and change in control policies and agreements. The Compensation Committee engaged FPL in 2019 to conduct a comprehensive update review of our executive compensation programs and non-employee director compensation, including our short- and long-term incentive compensation programs, executive employment agreements, and severance and change in control policies and agreements.
In 2019, the Compensation Committee assessed the independence of FPL pursuant to SEC rules and concluded that the advice it receives from FPL is objective and not influenced by any relationships that would be viewed as conflicts of interest. See further discussion at “Executive Compensation - Compensation Discussion and Analysis” beginning on page 30 of this Proxy Statement.
The Compensation Committee operates under a written charter last amended by the Board in June 2018. The Board, in its business judgment, has determined that each of the members of the Compensation Committee meet the independence requirements and are otherwise eligible for compensation committee service as defined by the NYSE listing standards.

COMPENSATION COMMITTEE INTERLOCKS
None of our executive officers currently serve, or have served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board.
ANALYSIS OF RISK ASSOCIATED WITH COMPENSATION POLICIES AND PRACTICES
The Compensation Committee oversees an annual review of our compensation programs to determine whether such programs encourage excessive risk-taking by our employees. The most recent review was conducted in February 2023. Management and the Compensation Committee participated in the review, which included identification of the relevant compensation policies and practices, review of potential related risks, and analysis of risk-mitigating factors, including the Company’s system of internal controls and oversight. The Compensation Committee determined that the potential risks arising from our compensation programs are not reasonably likely to have a material adverse effect on the Company.

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CORPORATE GOVERNANCE (CONTINUED)

In making this determination, the Compensation Committee took into account the structure of our compensation programs, the amount of cash compensation available to employees in the form of base salary, the involvement of the Compensation Committee in setting compensation for executive officers and in particular for those individuals who can commit the Company’s capital or who manage the Company’s risk, and the oversight of the Board in monitoring certain risk tolerances and internal controls.
For additional information regarding the Compensation Committee, see “Executive Compensation - Compensation Discussion and Analysis” beginning on page 30 of this Proxy Statement.
NOMINATING & CORPORATE GOVERNANCE COMMITTEE
The Nominating Committee oversees the annual evaluation process of the directors, develops qualifications for director candidates, recommends to the Board persons to be nominated to serve as directors of the Company, periodically reviews and makes recommendations to the Board regarding the Company’s strategies, activities, policies and communications regarding sustainability and other ESG matters and monitors developments in, and makes recommendations to the Board concerning, corporate governance practices. The Nominating Committee is responsible for reviewing annually, with the Chief Executive Officer, management succession planning and management development activities and strategies. The Nominating Committee operates under a written charter last amended by the Board in February 2020. The Board, in its business judgment, has determined that each of the members of the Nominating Committee meet the independence requirements of the NYSE listing standards.

CRITERIA FOR BOARD MEMBERSHIP
The Nominating Committee considers candidates for the Board, including candidates recommended by shareholders (as described further below), based upon a number of criteria, including but not limited to the candidate’s integrity, character, business experience, diversity, accounting and financial expertise, reputation, civic and community relationships, and knowledge and expertise in the Company’s industry. The Nominating Committee also considers each candidate’s commitment, diligence, education, business acumen, and ability to act in the interest of all shareholders, including whether the candidate may be impacted by any conflicts of interest. The Nominating Committee further considers each candidate’s independence, as defined by the NYSE listing standards, as well as their time available to devote to Board duties and responsibilities. Consistent with its belief that the composition of the Board should reflect the diversity of the Company’s employees, shareholders and other stakeholders, in September 2020, the Board adopted a Board Refreshment and Diversity Policy to guide the Nominating Committee and the Board with respect to Board member selection and refreshment. The policy is intended to ensure relevant, inclusive and diverse membership on the Board to provide the Board with the best combination of knowledge, skills, experience and perspectives (including with respect to gender, age, race, culture and experience) among its members, to oversee and support the Company’s strategy for the future.

DIRECTOR NOMINATION PROCESS

The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director, including the nomination of current directors for re-election. The Nominating Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. Pursuant to its Board Refreshment and Diversity Policy, in the event that vacancies are anticipated, or otherwise arise, the Nominating Committee will consider various potential candidates for director based on merit, expertise, skills, background and other qualities identified from time to time by the Board as being critical to the Company’s future success. The Nominating Committee has developed a director skills matrix to guide it in the selection process. Candidates may also come to the attention of the Committee through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated by the Nominating Committee and may be considered at any point during the year.
While the Board has not adopted term limits for directors, under the Board Refreshment and Diversity Policy, directors may not stand for re-election after reaching age 75, unless an exception is approved by unanimous vote of the Board with a determination that, in light of all of the circumstances, the director’s continued service is in the best interests of the Company and its shareholders. As noted above, consistent with our Board Refreshment and Diversity Policy, the Board values diversity in its broadest sense and seeks nominees with a complementary range of opinions, industry knowledge, experience, professions, skills, geographic representation and backgrounds and believes that a Board consisting of highly qualified directors from diverse backgrounds with a range of views, insights, perspectives and opinions leads to better decision-

DYNEX CAPITAL, INC.	2023 PROXY STATEMENT	23

CORPORATE GOVERNANCE (CONTINUED)

making and will be a benefit to the Company’s shareholders and other stakeholders. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. However, the Nominating Committee considers the diversity characteristics (such as age, gender, race and ethnicity) of each director or director nominees and includes women and individuals from an ethnic minority background in the pool from which the Nominating Committee and the Board consider director candidates. Pursuant to its Board Refreshment and Diversity Policy, the Board aspires, over the long term, to increase its size to seven or more members, with women and individuals from an ethnic minority background representing at least 40% of the Board. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, abilities, and diversity that will allow the Board to fulfill its responsibilities. The Nominating Committee recommends to the Board nominees as appropriate based on these principles.
The Board has concluded that each director nominee possesses the personal traits described above. In considering the director nominees’ individual experience, qualifications, attributes and skills, the Board has concluded that the appropriate experience, qualifications, attributes and skills are represented for the Board as a whole and for each of the Board’s committees. In addition, each director nominee possesses characteristics that led the Board to conclude that such person should serve as a director. The specific experience, qualifications, attributes and skills that the Board believes each director nominee possesses are discussed under “Proposal One - Election of Directors” beginning on page 6. Please also see “Director Skills and Qualifications” beginning on page 7.
SHAREHOLDER RECOMMENDATIONS AND NOMINATIONS OF DIRECTORS
Shareholders entitled to vote for the election of directors may submit candidate recommendations for consideration by the Nominating Committee if the Company receives timely written notice, in proper form, for each such recommended director candidate. If the notice is not timely and in proper form, the Nominating Committee reserves the right to not consider the candidate. Whether the Nominating Committee considers the nomination of such candidate depends on the facts and circumstances of the nomination at that time.
Under the Company’s bylaws, a shareholder entitled to vote for the election of directors may directly nominate a candidate for election at the 2024 Annual Meeting of Shareholders if written notice of the shareholder’s intent to nominate such person for election as director has been given, either by personal delivery or by certified mail, postage prepaid, to the Secretary of the Company and received by either (i) no later than January 6, 2024 and no earlier than October 8, 2023; or (ii) if the 2024 Annual Meeting is held more than 30 days before or after May 18, 2024, then no less than 90 days prior to the 2024 Annual Meeting. The notice must set forth (i) as to the shareholder giving the notice, (1) the name and address, as they appear on the Company’s stock transfer books, of such shareholder, (2) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, (3) the class and number of shares of Company stock beneficially owned by such shareholder, and (4) a description of all arrangements or understandings between such shareholder and the nominee and any other person or persons pursuant to which the nomination is to be made by the shareholder; and (ii) as to the person whom the shareholder proposes to nominate for election as a director, (1) the name, age, business address and, if known, residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of Company stock beneficially owned by such person, (4) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including a discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the nominee should serve as a director, and (5) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.
In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the SEC’s new universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (i) no later than March 19, 2024; or (ii) if the 2024 Annual Meeting is held more than 30 days before or after May 18, 2024, then no later than the later of 60 days prior to the 2024 Annual Meeting or the tenth day following the day on which the Company first publicly announces the date of the 2024 Annual Meeting.

24	2023 PROXY STATEMENT	DYNEX CAPITAL, INC.

CORPORATE GOVERNANCE (CONTINUED)

BOARD EVALUATION PROCESS
The Board recognizes that a constructive evaluation process is an essential corporate governance tool to measure Board effectiveness. In accordance with the Company’s Corporate Governance Guidelines and Board Refreshment and Diversity Policy, the Nominating Committee oversees an annual Board and committee self-evaluation process that involves each director completing detailed questionnaires designed to assess the performance of the Board as a whole and, separately, the performance of each of its committees and individual directors. The Nominating Committee reports its findings and conclusions to the Board, identifying any areas for improvement, and overseeing follow up when needed, including any need for Board refreshment to ensure the fit of the Board and individual Board members with the strategic objectives of the Company, as they change over time.
DIRECTORS’ COMPENSATION
Director compensation is reviewed and approved by the Board based on recommendations of the Compensation Committee. The Compensation Committee reviews director compensation annually in an effort to determine if the Company pays competitive compensation to attract and retain highly-qualified directors.
As part of its engagement in 2019, FPL conducted a review of the Company’s non-employee director compensation program compared to several peer companies with reasonably similar market capitalization and business strategy (the “2019 Review”). FPL determined in its analysis that the Company’s non-employee director compensation was considerably below the median of the selected peer group. In 2022, the Compensation Committee recommended, and the Board approved, an increase in non-employee director compensation to bring non-employee director compensation closer to the median compensation of a peer group reviewed by FPL. Effective January 1, 2022, each non-employee director received the following compensation for 2022 service:
•    an annual retainer of $80,000, paid quarterly;
•    an annual equity award in the amount of $100,000, with shares determined based on the closing price of common stock on the date of grant;
•    an additional $1,000 for each meeting of the Board attended above 15 meetings a year;
•    an additional $1,000 for each meeting of a Board Committee attended as a member above 15 meetings per year;
•    an additional annual retainer of $35,000 for service as the Chairperson of the Board;
•    an additional annual retainer of $20,000 for service as the Chairperson of the Audit Committee;
•    an additional annual retainer of $10,000 for service as the Chairperson of the Compensation Committee; and
•    an additional annual retainer of $10,000 for service as the Chairperson of the Nominating Committee.
For 2022, each non-employee director received an annual equity award of restricted stock in the amount of $100,000. The number of shares granted to each non-employee director totaled 6,204 shares, which was based on the closing price of the common stock on the date of grant, rounded up in the case of a fractional share. These stock awards were granted under the Company’s 2020 Stock and Incentive Plan (the “2020 Plan”) and generally vest at the end of one year. The Company’s practice is to grant such shares as of the first Friday following each year’s annual meeting of shareholders.
Directors are also reimbursed for expenses related to their attendance at Board or committee meetings.
For 2022, on average approximately half of Board compensation was in the form of equity awards.
In 2023, the Compensation Committee recommended, and the Board approved, maintaining 2023 non-employee director compensation at the same level as 2022.

DYNEX CAPITAL, INC.	2023 PROXY STATEMENT	25

CORPORATE GOVERNANCE (CONTINUED)

The following table shows the compensation earned by each of the directors for service during 2022:

DIRECTOR COMPENSATION FOR 2022*

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Julia L. Coronado, Ph.D.	90,000	100,008	8,675	198,683
Michael R. Hughes	115,000	100,008	8,675	223,683
Joy D. Palmer	100,000	100,008	8,675	208,683
Robert A. Salcetti	90,000	100,008	8,675	198,683
David H. Stevens	80,000	100,008	8,675	188,683
* Columns for “Option Awards,” “Non-Equity Incentive Plan Compensation” and “Change in Pension Value and Non-qualified Deferred Compensation Earnings” have been omitted because they are not applicable.
(1)Mr. Boston, Chief Executive Officer and Co-Chief Investment Officer, is not included in this table because he is an executive officer of the Company. Mr. Boston’s compensation for service as an executive officer is included in the Summary Compensation Table on page 47.
(2)The amounts in this column reflect the grant date fair value of grants of restricted stock to each listed director on May 13, 2022, under the Company’s 2020 Plan, calculated in accordance with ASC Topic 718. The grant date fair value of the restricted stock is based on the closing price of the Company’s common stock on the grant date. As of December 31, 2022, each of Messrs. Hughes, Salcetti, and Stevens, Dr. Coronado and Ms. Palmer held 6,204 shares of restricted stock.
(3)The amounts in this column reflect dividends paid in 2022 on unvested restricted stock held by the directors.

MINIMUM STOCK OWNERSHIP GUIDELINES FOR NON-EMPLOYEE DIRECTORS
We have established minimum stock ownership guidelines that require each non-employee director to maintain a minimum equity investment in our Company of three times the annual cash retainer fee paid to non-employee directors. Shares that count toward the minimum ownership level are shares owned individually or by the director’s immediate family residing in the same household, shares held in trust for the benefit of the director or his or her family and unvested shares of restricted stock. Directors appointed after March 1, 2018, have three years from their date of appointment or election to achieve the required ownership level. Until the minimum ownership level is met, a non-employee director must retain 100% of the after-tax shares from the vesting of our common stock granted to the director as compensation.
The Compensation Committee reviews annually each non-employee director’s compliance with the minimum stock ownership guidelines and may grant exceptions to these guidelines in special circumstances on a case-by-case basis. All of our non-employee directors currently satisfy the minimum stock ownership level, except for Dr. Coronado and Ms. Palmer who joined the Board in October 2020 and are expected to meet the ownership guidelines by October 27, 2023.

26	2023 PROXY STATEMENT	DYNEX CAPITAL, INC.

CORPORATE GOVERNANCE (CONTINUED)

EXECUTIVE OFFICERS

The following table provides information on the individuals serving as executive officers of the Company as of the date of this Proxy Statement.

Name (Age)	Current Title	Business Experience
Byron L. Boston (64)	Chief Executive Officer, Co-Chief Investment Officer, and Director	Chief Executive Officer and Co-Chief Investment Officer since 2014; President from 2012 to 2020; Director since 2012; Chief Investment Officer from 2008 to 2014.
Smriti L. Popenoe (54)	President and Co-Chief Investment Officer
President since December 18, 2020; Co-Chief Investment Officer since 2014; Chief Risk Officer of PHH Corporation between 2010 and 2013; Senior Vice President, Balance Sheet Management, of Wachovia Bank, from 2006 to 2009.

Robert S. Colligan (51)	Executive Vice President, Chief Financial Officer and Secretary	Executive Vice President, Chief Financial Officer and Secretary since 2022; Chief Financial Officer of Chimera Investment Corporation from 2013 to 2021.

DYNEX CAPITAL, INC.	2023 PROXY STATEMENT	27

OWNERSHIP OF DYNEX STOCK
STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth information regarding the beneficial ownership of shares of common stock and preferred stock as of March 9, 2023, by: (a) each director of the Company, (b) each named executive officer of the Company, and (c) all directors and executive officers of the Company as a group. Unless otherwise indicated, each person has sole investment and sole voting power with respect to the securities shown, and none of the shares are pledged. The business address of each director and named executive officer is the Company’s principal address.

	Common Stock		Series C Preferred Stock(1)
Name	Shares	Percentage(2)	Shares	Percentage(3)
Stephen J. Benedetti(4)	202,234	*	—	—
Byron L. Boston(5)	382,734	*	—	—
Robert S. Colligan	10,000	*	—	—
Julia L. Coronado, Ph.D.(6)	10,865	*	—	—
Michael R. Hughes (7)	75,444	*	2,700	*
Joy D. Palmer(6)	10,865	*	—	—
Smriti L. Popenoe(8)	112,762	*	—	—
Robert A. Salcetti(6)	47,383	*	—	—
David H. Stevens(6)	21,059	*	—	—
All directors and executive officers as a group (9 persons)	873,346	2%	2,700	*

* Percentage of ownership is less than one percent of the outstanding shares.
For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days (“presently exercisable”). For Mr. Boston and Ms. Popenoe, this table does not include 30,737 and 22,716 shares underlying restricted stock units ("RSUs") and 116,723 and 84,561 shares underlying the target number of performance-based restricted stock units ("PSUs"), respectively, that were granted May 26, 2021 and February 23, 2022, but remain subject to vesting conditions for more than 60 days after March 9, 2023.
(1)The shares of Series C Preferred Stock are nonvoting except in very limited circumstances affecting the rights of the holders of such shares and are not convertible into common stock except in connection with certain change in control events.
(2)Each percentage is based on 53,848,982 shares of common stock issued and outstanding.
(3)Each percentage is based upon 4,460,000 shares of Series C Preferred Stock issued and outstanding.
(4)Mr. Benedetti stepped down from his positions as Vice President, Chief Financial Officer, Chief Operating Officer, Secretary and principal financial officer, effective as of the close of business on August 5, 2022. Information on the number of shares beneficially owned by him is based on the last Form 4 filed for Mr. Benedetti as a named executive officer of the Company, which is as of May 31, 2022.
(5)Amount includes 3,000 shares held in Mr. Boston’s sons’ accounts over which Mr. Boston shares voting and investment power and 30,856 restricted shares of common stock over which Mr. Boston does not have investment power until such shares vest.
(6)Amount includes 6,204 restricted shares of common stock over which the individual does not have investment power until such shares vest on May 13, 2023.
(7)Amount includes 2,067 shares of common stock and 1,000 shares of Series C Preferred Stock held in Mr. Hughes’ spouse’s IRA account and 10,900 shares of common stock and 700 shares of Series C Preferred Stock held in Mr. Hughes’ mother-in-law’s accounts, over which accounts Mr. Hughes shares voting and investment power. Amount also includes 6,204 restricted shares of common stock over which Mr. Hughes does not have investment power until such shares vest on May 13, 2023.
(8)Amount includes 4,780 shares of common stock held in Ms. Popenoe’s spouse’s IRA account over which Ms. Popenoe shares voting and investment power and 14,142 restricted shares of common stock over which Ms. Popenoe does not have investment power until such shares vest.

28	2023 PROXY STATEMENT	DYNEX CAPITAL, INC.

OWNERSHIP OF DYNEX STOCK (Continued)

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth information regarding the beneficial ownership of shares of common stock by persons or entities known by the Company to be beneficial owners of more than 5% of our voting securities as of March 9, 2023.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	4,347,769 shares(2)	8.1%
(1)Percentage is based on 53,848,982 shares of common stock issued and outstanding.
(2)Based solely on information as of December 31, 2022 contained in Amendment No. 3 to Schedule 13G filed with the SEC on January 24, 2023 by BlackRock, Inc. (the “Schedule 13G”), including notice that it has sole investment power as to 4,347,769 shares of common stock and sole voting power as to 4,264,089 shares of common stock. These shares may be owned by one or more of the following entities controlled by BlackRock, Inc.: Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors (which beneficially owns 5% or more of the outstanding shares of the Company’s common stock), BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, FutureAdvisor, Inc., BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, and BlackRock Fund Managers Ltd.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the outstanding shares of common stock to file with the SEC reports of ownership and changes in ownership of common stock on Forms 3, 4 and 5 with the SEC and the NYSE. Based solely on a review of the copies of such reports filed with the SEC and written representations from our directors and executive officers that no other reports were required, we believe that our directors and executive officers complied with all such reporting requirements during 2022.

DYNEX CAPITAL, INC.	2023 PROXY STATEMENT	29

EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides an overview of the Company’s executive compensation program, including a description of the Company’s compensation philosophy and objectives and a discussion of the material elements of compensation awarded to, earned by or paid to the Company’s named executive officers for 2022. The Company had four executive officers for 2022, who are referred to in this Proxy Statement as our “named executive officers” (or "NEOs") and are listed below with their current titles:

Byron L. Boston, Chief Executive Officer and Co-Chief Investment Officer
Smriti L. Popenoe, President and Co-Chief Investment Officer
Robert S. Colligan, Executive Vice-President, Chief Financial Officer
Stephen J. Benedetti, Former Executive Vice President, Chief Financial Officer, and Chief Operating Officer(1)
(1) Mr. Benedetti separated from the Company in August 2022.
EXECUTIVE SUMMARY
Our pay-for-performance philosophy and key principles of our executive compensation program aligned with our performance objectives for the 2022 fiscal year. As discussed further below, along with a competitive base salary, the Company provides annual incentives through an annual cash incentive plan (the “Cash Incentive Plan”) and long-term incentives through a separate long-term equity incentive program (the “Long-Term EIP”), which are structured to incentivize the Company’s executive officers to achieve corporate and individual objectives and align their interests with those of our shareholders, in the near term and over the longer term, respectively.
For the annual performance period ended December 31, 2022, Messrs. Boston and Colligan and Ms. Popenoe earned a combined $3.6 million in incentive compensation under the Cash Incentive Plan compared to a combined $3.8 million earned by Messrs. Boston and Benedetti and Ms. Popenoe for the annual performance period ended December 31, 2021.
The $3.6 million cash incentive compensation earned for the annual performance period ended December 31, 2022, amounted to an achievement of 114% of the target opportunity and approximately 57% of the $ 7.2 million maximum incentive compensation available to our executive officers under the Cash Incentive Plan for 2022.

Consistent with the Compensation Committee’s goal of having a clear framework that provides for variable compensation that aligns the Company’s incentive compensation with Company performance and shareholder value, these incentive compensation awards were determined by the Compensation Committee based on an evaluation of corporate and individual performance for the annual performance period ended December 31, 2022 compared to specific quantitative and qualitative objectives established by the Compensation Committee pursuant to the Cash Incentive Plan. The above target achievement of the annual incentive compensation under the Cash Incentive Plan for our NEOs was a result of the performance of the Company during 2022 relative to financial targets. The Company substantially outperformed its capital raising target and was above the earnings available for distribution target inclusive of hedge gains (with the latter expressed as return on equity), but did not meet the target goal for book value per common share. The Compensation Committee also determined that the executive officers achieved above target performance for execution of the strategic objectives established by the Compensation Committee.
Amounts awarded to the executive officers under the Long-Term EIP in 2022 consisted of RSUs that vest over three years from the grant date and PSUs that are earned based on the Company’s total economic return and total shareholders return performance over the three-year period ending December 31, 2024. The grant date fair value of the RSUs granted in 2022 was $1.1 million in the aggregate, and the grant date fair value of the PSUs granted in 2022 was $2.3 million in the aggregate.

COMPENSATION COMMITTEE
The Compensation Committee is responsible for the development, oversight and implementation of our compensation program for our executive officers. The Compensation Committee consists entirely of non-employee, independent members of our Board and operates under a written charter approved by the Board.
Information on the Compensation Committee’s processes and procedures for the consideration and determination of executive and director compensation is included under the captions “Corporate Governance and the Board of Directors - Committees of the Board - Compensation Committee” and “- Directors’ Compensation.”

30	2023 PROXY STATEMENT	DYNEX CAPITAL, INC.

EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

COMPENSATION OBJECTIVES AND PHILOSOPHY
Our executive compensation program is designed to attract, motivate and retain highly skilled employees who will manage the Company in a manner to:
•    preserve our capital;
•    generate positive economic return to our shareholders in the form of dividends, book value stability and potential growth;
•    advance the interests of our shareholders; and
•    maintain a culture of integrity and ensure that our compensation practices do not promote or motivate excessive risk taking by our employees.
We incorporate a pay-for-performance philosophy in our compensation programs by linking incentive compensation to our operating performance and the attainment of financial, operational, and strategic objectives. We also actively promote the ownership of Company stock by our executive officers, including formal stock ownership guidelines and maintaining a compensation program focused on time-based, and performance-based, vesting equity awards.
The Compensation Committee understands that the specialized nature and complexities of the Company’s business, and in particular its investment, financing, capital and risk management activities and REIT structure, require individuals with unique experience and skills. The Compensation Committee also understands the potential volatility in the Company’s performance given its use of leverage in its business model and the Company’s exposure to macroeconomic conditions, interest rates, monetary policy (globally but especially in the U.S.), regulatory policy, fiscal policy, and global geopolitics. The Company is also exposed to general market conditions for our investments which may impact their value and performance. Many factors affecting Company performance are beyond our control, and the Compensation Committee has established a compensation program and performance criteria that accounts for the potential volatility of the Company’s results on a year-to-year basis.
Executive Compensation Practices. The following highlights certain of the Company’s executive compensation and governance practices that we use to drive performance and serve our shareholders’ long-term interests:
Our pay practices include:
☑Performance-Based Pay— Our compensation program is structured to align the interests of our executive officers with the interests of our shareholders and, as a result, the majority of total compensation is tied to Company performance including absolute and relative economic return over both short- and long-term time horizons, except in the case of separation benefits.
☑Meaningful Stock Ownership Requirements— All of our executive officers are subject to meaningful stock ownership requirements that require the retention of a dollar value of the Company’s stock based on a multiple of base salary.
☑Annual Risk Assessment—Our Compensation Committee conducts an annual risk assessment of our compensation programs.
☑Independent Compensation Consultant—Our Compensation Committee periodically engages with an independent compensation consultant.
Our pay practices do not include:
xTax Gross-Ups— We provide no tax gross-ups
xPledging of Owned Shares—We prohibit our executive officers and directors from pledging their owned shares.
xDerivatives Trading and Hedging—We prohibit our employees and directors from engaging in any derivatives trading or hedging transactions associated with their holdings of Company stock.
Program Design. Our compensation program is designed to provide levels of compensation that are competitive and also reflective of both the Company’s and the individual’s performance in achieving our goals and objectives. The Compensation Committee seeks to establish competitive compensation practices that provide a mix of short-term and long-term incentive compensation that strikes a balance between recognition of recent performance and aligning the interests of management on a longer-term basis with that of the Company’s shareholders. Further, it is the intent of the Compensation Committee, and executive management, that this compensation philosophy be applied throughout the organization and that the types of compensation and benefits described herein provided to the executive officers generally be provided to substantially all employees of the Company, with the exception of RSUs and PSUs

DYNEX CAPITAL, INC.	2023 PROXY STATEMENT	31

EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

(generally time-based restricted stock awards vesting over three years are awarded to non-executives). The Compensation Committee also believes that it is important to pay a meaningful amount of incentive compensation in equity in order to align executive compensation with shareholder performance, as reflected in the 2022 grants under the Long-Term EIP.
Pay-for-Performance. The primary elements of our compensation program are base salary, annual performance-based cash incentive compensation, long-term time-based and performance-based equity compensation, and to a lesser extent, other benefits or agreements. These components of executive compensation are used together in an attempt to strike an appropriate balance between cash and stock-based compensation, between short-term and long-term incentives and between guaranteed and variable compensation.
As part of our pay-for-performance compensation philosophy, we expect a meaningful portion of an executive officer’s total compensation to be variable, tied to our annual and long-term performance and the creation and protection of shareholder value, and subject to ongoing employment at the Company. We believe that incentive compensation should be dependent upon corporate and individual performance for the applicable performance period, including the achievement of identified goals as they pertain to our financial performance and operations for which the executive officer is personally responsible and accountable. Under our compensation approach, performance that exceeds identified goals results in increased total compensation, and performance that falls below identified goals results in lower total compensation.
In addition, by historically paying a significant portion of incentive compensation in equity, the Company also ensures a focus on longer-term performance objectives by aligning a portion of executive compensation to the Company’s long-term performance, as reflected in dividends paid, changes in book value per common share and stock price.
Shareholder Alignment. An important consideration for the Compensation Committee is the alignment of management compensation with shareholder interests. This includes the pay-for-performance concepts discussed above such as economic return and total shareholder return. This concept is also incorporated in the pay structure for our executives, including a substantial portion of targeted compensation (defined as base salary, target annual cash incentive opportunity and long-term equity grants) to be paid in Company stock.
As indicated in the charts below, for 2022, approximately 80% of the Chief Executive Officer’s targeted compensation and approximately 78% of the average of Ms. Popenoe’s and Mr. Benedetti’s targeted compensation is directly linked to performance objectives. The Compensation Committee believes that having a significant portion of compensation tied directly to the value of the Company’s equity is critical to ensuring the appropriate alignment with the interests of the Company’s shareholders.

32	2023 PROXY STATEMENT	DYNEX CAPITAL, INC.

EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

COMPANY PERFORMANCE HIGHLIGHTS

	2022	2021	2020
Net income to common shareholders (GAAP)	$135.5 million	$90.9 million	$160.0 million
Comprehensive income to common shareholders (GAAP)	$52.6 million	$17.4 million	$66.5 million
Earnings available for distribution (EAD) to common shareholders (non-GAAP)(1)	$44.2 million	$64.1 million	$44.8 million
Net income to common shareholders per common share (GAAP)	$3.19	$2.79	$6.93
EAD to common shareholders per common share (non-GAAP) (1)	$1.04	$1.97	$1.94
Dividends declared per common share	$1.56	$1.56	$1.66
Total economic (loss) return to common shareholders(2)	(9.4)%	2.5%	15.2%
Return on equity – GAAP(3)	17.7%	14.6%	38.5%
Total common shareholder return(4)	(15.4)%	2.3%	17.0%
Book value per common share, period end	$14.73	$17.99	$19.08

(1)The Company renamed “core net operating income to common shareholders” to “earnings available for distribution to common shareholders” in September 2021 to clarify what the measure represents. The adjustments made to reconcile “comprehensive income (loss) to common shareholders” to “earnings available for distribution to common shareholders” are identical to the adjustments previously used to calculate “core net operating income to common shareholders.” A reconciliation of this non-GAAP measure to GAAP measure is provided in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 on page 36.
(2)Calculated as the sum of (i) dividends declared on common stock and (ii) change in book value per common share for the period, divided by (iii) beginning book value per common share.
(3)Calculated as (i) net income per common share divided by (ii) beginning book value per common share.
(4)Source: Bloomberg. Assumes dividends are reinvested.

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EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

HOW EXECUTIVE PAY LEVELS ARE DETERMINED
The Compensation Committee annually reviews our executive compensation program and its elements. All decisions by the Compensation Committee relating to the compensation of our executive officers are reported to the full Board and, in the case of the Chief Executive Officer’s compensation, are approved by the independent directors. The Compensation Committee periodically solicits input from FPL and management for information related to peer company compensation and performance. The Compensation Committee also reviews management’s calculations of the achievement of quantitative performance metrics and management’s observations with respect to the achievement of qualitative performance goals.
In determining the compensation of our executive officers, the Compensation Committee evaluates total overall compensation (for our executive officers as well as our entire employee base), as well as the mix of salary and incentive compensation, using a number of factors including the following:
•    historical cash and equity compensation levels;
•    the financial performance of the Company primarily as measured by earnings available for distribution to common shareholders, comprehensive income per common share, changes in book value per common share, total economic return (defined as dividends per share and the change in book value per common share divided by beginning book value per common share) and total shareholder return;
•    the operating performance of the Company;
•    the performance of the executive officers, as determined by Mr. Boston and reviewed by the Compensation Committee in the case of the executive officers other than Mr. Boston, and as determined by the Compensation Committee and recommended to the independent directors in the case of Mr. Boston; and
•    comparative industry and market data.
With respect to comparative industry data, with assistance from management, and in some years FPL, the Compensation Committee periodically reviews executive salaries, compensation structures and the financial performance of comparable companies in a designated peer group recommended by FPL. The peer group used for comparison purposes may change from year to year but focuses principally on internally managed public mortgage REITs that have a similar market capitalization and/or have a similar business to ours or that are similar to the Company in asset management and investment complexity.
During 2019, the Compensation Committee engaged FPL to examine market compensation practices among comparably sized companies and real estate financed-focused REITs to assist in updating the compensation program for the Company’s executive officers. Because of the limited compensation information available for internally managed mortgage REITs, the Compensation Committee with input from FPL developed a peer group that includes real estate finance companies, that are similar to us based on business strategy, asset class focus, and size and the executives of which are required to have similar skills and experience as our executives. In addition, this peer group includes companies that have been identified by proxy advisory firms as comparable to us or that we may compete with in recruiting talent. The Compensation Committee focused on developing a peer group comprised of between 8 and 20 companies that are between 0.5 times and 2.0 times our market capitalization and are either direct competitors with us or who otherwise are industry-relevant. The Compensation Committee determined to exclude externally-managed mortgage REITs from our peer group due to the limited publicly available comparative compensation data for their executives. The Compensation Committee and FPL identified two peer groups, one to compare and evaluate compensation program magnitudes (the “Size-Based Peer Group”) and one to compare and evaluate compensation program structures (the “Asset-Based Peer Group”). The Size-Based Peer Group consisted of Arbor Realty Trust, Inc., Arlington Asset Investment Corp., Ashford, Inc., Capstead Mortgage Corporation, Hannon Armstrong Sustainable Infrastructure Capital, Inc., Impac Mortgage Holdings, Inc., iStar, Inc., New York Mortgage Trust, Inc., PennyMac Financial Services, Inc. and Redwood Trust, Inc. The Asset-Based Peer Group consisted of AGNC Investment Corp., Arlington Asset Investment Corp., Capstead Mortgage Corporation, Chimera Investment Corporation, Hannon Armstrong Sustainable Infrastructure Capital, Inc., MFA Financial, Inc., New York Mortgage Trust, Inc. and Redwood Trust, Inc.
The results of FPL’s review were provided to the Compensation Committee in November 2019, and the Compensation Committee incorporated certain of the recommendations in considering base

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EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

salary adjustments for executive officers and in designing executive compensation programs for 2020. FPL used information available from proxy statements filed in 2019 which covered executive compensation for the three years ended December 31, 2018.
After reviewing FPL’s analysis, the Compensation Committee determined that the primary difference in compensation structure between the Company and the relevant peer group was the lack of a long-term incentive program for our executive officers. Upon FPL’s recommendation, the Compensation Committee and our Board determined to add a new element to our executive compensation program in the form of a Long-Term EIP. As part of its deliberations in determining whether to add a separate long-term equity incentive program, the Compensation Committee considered our existing compensation structure and its effectiveness, market practices for competitors and similarly situated companies, and the need for recruitment and retention of key employees. The Compensation Committee concluded in early 2020 that the inclusion of a separate annual cash incentive and long-term equity incentive program in our overall compensation structure was necessary to help create and maintain a competitive executive compensation program that promotes the recruitment and retention of key employees and rewards employees for outperformance relative to our peers over the longer-term. However, due to the uncertainty created by the COVD-19 pandemic, the Compensation Committee initially deferred, then suspended implementing a Long-Term EIP until 2021 and, as such, no awards were granted under a Long-Term EIP during 2020. As part of the compensation package for executive officers in 2021, the Compensation Committee granted time-based RSUs for one-third of the aggregate Long-Term EIP award that vest over three years and PSUs for two-thirds of the aggregate Long-Term EIP award that cliff vest at the end of a three-year performance period based on the achievement of absolute and relative total shareholder return and total economic return performance metrics.
The peer group data is intended to provide the Compensation Committee with insight into market pay levels, market trends, governance practices, and industry performance. The compensation analysis for each peer group combined to provide an overview of typical compensation components (e.g., base salaries, annual bonuses and long-term equity incentives), as well as the range of compensation levels by position, in each case, generally found within the relevant peer group.
The Compensation Committee continues to use the Size-Based and Asset-Based Peer Groups for evaluating market compensation practices, updated, as necessary, to exclude companies that were acquired. The Compensation Committee uses peer group data for informational purposes and to assess the competitiveness of each NEO’s overall compensation, which is one aspect of the Compensation Committee’s decision-making process.
2022 SAY ON PAY VOTE
The Compensation Committee values the input of our shareholders regarding the design and effectiveness of our executive compensation program. At the 2022 Annual Meeting of Shareholders, the Company asked its shareholders to vote to approve, on an advisory basis, the Company’s executive compensation. Although the advisory shareholder vote on executive compensation was non-binding, the Compensation Committee has considered, and will continue to consider, the outcome of this vote each year when making compensation decisions for our Chief Executive Officer and other executive officers. Approximately 92% of the shareholders who voted on the “say-on-pay” proposal at the 2022 Annual Meeting of Shareholders approved the compensation of our NEOs. The Compensation Committee determined that no significant additional changes were needed to the executive compensation program in 2022 or 2023. Nonetheless, because market practice and our business needs continue to evolve, the Compensation Committee continually evaluates our compensation program.
COMPENSATION DECISIONS MADE IN 2022
The elements of our compensation program for 2022 included base salary, annual incentive compensation paid in cash and RSUs and PSUs granted under our Long-Term EIP and 2020 Plan and, as discussed under "Employment Agreements" below, separation benefits in the case of Mr. Benedetti. We also provide certain retirement benefits through our 401(k) Savings Plan and health and welfare benefits, including participation in our health, dental and vision plans and various insurance plans, such as disability and life insurance, as well as certain other benefits.
Each of the principal components of executive compensation is designed to reward and provide incentives to the executive officers consistent with our overall policies and principles on executive compensation. These components and the rationale and methodology for each are described below. Specific information on the amounts and

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EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

types of compensation earned by each of the NEOs during 2022 can be found in the Summary Compensation Table and other tables and narrative disclosures following this discussion.
Base Salary. Our base salary philosophy is to provide reasonable current income to our executive officers in amounts that will attract and retain individuals with a broad, proven track record of performance. The Compensation Committee establishes the annual salary for executive officers other than our Chief Executive Officer, and recommends our Chief Executive Officer’s base salary to the independent directors for approval. In determining salaries, the Compensation Committee balances the need to offer salaries that are competitive with peer companies with the need to maintain careful control of salary and benefits expense, particularly relative to our size and market capitalization.
Ms. Popenoe’s base salary was increased to $700,000, effective January 1, 2022. The independent directors determined Mr. Boston's base salary would increase to $800,000 effective January 1, 2022. The Compensation Committee concluded the increases were warranted based on an internal analysis requested by the Compensation Committee of 2020 compensation data available for the Size-Based Peer Group, updated to exclude Capstead Mortgage Corporation, which was acquired in 2021. The adjustments were made to move Ms. Popenoe and Mr. Boston closer to the median salary for the Size-Based Peer Group based on the analysis reviewed by the Compensation Committee. Mr. Colligan’s base salary was set at an annualized rate of $500,000 when he joined the Company in July 2022. Mr. Benedetti’s base salary remained at an annualized rate of $500,000 for 2022 until his separation from the Company in August 2022. The Compensation Committee determined that Ms. Popenoe’s and Mr. Colligan’s base salaries would remain the same at $700,000 and $500,000, respectively, for 2023. The independent directors determined that Mr. Boston’s base salary would remain the same at $800,000 for 2023.

The following table presents the base salary for each of our NEOs for 2023, 2022 and 2021.

Base Salary
Name	2023	2022	2021
Byron L. Boston	$800,000	$800,000	$750,000
Smriti L. Popenoe	$700,000	$700,000	$575,000
Robert S. Colligan	$500,000	$500,000	$—
Stephen J. Benedetti	—	$500,000	$500,000
Annual Cash Incentive Compensation. The Cash Incentive Plan, which became effective as of January 1, 2020, begins each January 1 and is an annual bonus plan, paid solely in cash, with a target incentive opportunity for the executive officers set forth in the table below. The plan uses a mix of quantitative and qualitative objectives with a combination of fixed and variable weightings for the metrics selected. The Compensation Committee views the Cash Incentive Plan as a clearly established cash incentive compensation framework for executive officers that is appropriately aligned with the interests of shareholders. The Compensation Committee believes that the Cash Incentive Plan’s inclusion of performance metrics that incent management to create shareholder value, including earnings available for distribution, return on equity, book value per common share, capital growth and qualitative and strategic metrics are important to the Company’s incentive compensation objectives. Incentive compensation under the Cash Incentive Plan is designed to be performance based and is not guaranteed to be paid in any year.
Individuals serving as executive officers each year are eligible to participate in the Cash Incentive Plan. For 2022, the participants were Messrs. Boston, Colligan and Benedetti, and Ms. Popenoe, each of whom is a NEO. For 2022, Mr. Colligan's participation in the Cash Incentive Plan was prorated based on time worked during 2022. Mr. Benedetti is not included in the remainder of this section as he did not earn an annual cash incentive award for fiscal year 2022 and instead received separation benefits in connection with his separation from the Company.
The table below summarizes the target and maximum incentive opportunities granted to our executive officers under the Cash Incentive Plan for 2022 as percentages of base salary as of January 1, 2022 (or starting salary in the case of Mr. Colligan):

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EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

		Incentive Opportunity as a % of Base Salary
	2022 Base Salary	Minimum	Target	Maximum
CEO	$800,000	0%	200%	400%
President	700,000	0%	175%	350%
EVP	500,000	0%	150%	300%

Bonuses under the Cash Incentive Plan are based on the achievement of the following performance goals, weighted as follows:

Metric	Weighting (of incentive opportunity)
EAD return on equity to common shareholders (EAD ROE)	0%-40%
Book value per common share	0%-40%
Corporate/individual objectives	0%-45%

At the beginning of each year, the Compensation Committee establishes the weightings and the minimum, target and maximum performance targets for the Cash Incentive Plan goals, including the corporate and individual objectives and related weightings for each participant for the annual performance period. EAD ROE is calculated using the Company’s earnings available for distribution to common shareholders divided by book value per common share at the end of the prior period. The corporate/individual objectives may be different for each participant and may consist of quantitative or qualitative Company or individual goals, including but not limited to: annual and/or longer-term performance versus a benchmark and/or a select group of peers; general and administrative expense efficiency ratio; attainment of Company strategic objectives; and attainment of personal objectives.
To determine each participant’s cash incentive bonus earned, after the end of each annual performance period, the Compensation Committee determines the level of performance achieved with respect to each of the performance goals. Performance for each goal can range from 0 - 200% and is calculated based on linear interpolation in the case of the EAD ROE and book value per common share goals. Performance with respect to the corporate/individual objectives is determined by the Compensation Committee in its good faith discretion in accordance with the criteria previously established. Each participant’s bonus amount under the Cash Incentive Plan will be equal to the performance level achieved for the relevant performance goal, multiplied by the relevant weighting for such goal, multiplied by the participant’s target incentive opportunity percentage, multiplied by the participant’s applicable base salary amount.
The following table shows the performance metrics/objectives for the Cash Incentive Plan for 2022, as well as the weightings of these objectives, the minimum, target and maximum performance targets for each objective, and the achievement against each objective on a gross and weighted average basis. The Compensation Committee approved the same individual objectives for each participant in the Cash Incentive Plan. The Compensation Committee reviewed the corporate and individual performance of Messrs. Boston, Colligan and Ms. Popenoe, and bonus payouts were determined under the Cash Incentive Plan based on their achievement of the performance goals.

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EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Annual Cash Incentive Plan for 2022
		Performance Target
Performance Metric/Objective	Weighting	Minimum	Target	Maximum	Value Achieved	Percentage Achieved	Weighted Average Percentage Achieved
EAD ROE(1)	25%	6.00%	8.00%	10.00%	8.7%(2)	136.1%	34.0%
Book value per common share(3)	35%	$16.04	$17.82	$19.60	$14.73	—%	—%
Corporate/Individual Objectives:
Capital raising	10%	$50 million	$100 million	$150 million	$247.9 million	200.0%	20.0%
Strategic objectives(4)	30%	–%	100.0%	200.0%	N/A	200.0%	60.0%
TOTALS	100%						114.0%

(1)EAD ROE is computed as (i) the Company’s EAD to common shareholders, a non-GAAP measure, for the performance period divided by (ii) the Company’s book value per common share at December 31 of the year before the performance period. A reconciliation of EAD to common shareholders to GAAP comprehensive income (loss) is provided in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 on page 36.
(2)The EAD per common share used in the calculation of EAD ROE for the year ended December 31, 2022 was increased by $0.53 per common share for the benefit associated with the amortization of the deferred tax hedge gains recognized as taxable income for 2022. This adjustment was deemed appropriate by the Compensation Committee because this benefit increased the distribution requirement to common shareholders as ordinary income for tax purposes for the year ended December 31, 2022.
(3)The book value per common share goal excludes 50% of capital raising dilution, determined by comparing book value as of the month-end immediately prior to and immediately following the capital raise.
(4)With respect to the 2022 strategic objectives under the Cash Incentive Plan, the Compensation Committee evaluated performance on a scale of 0% (minimum) to 200% (maximum) based on performance criteria determined by the Compensation Committee at the beginning of 2022.

The strategic objectives for the executives for 2022, which could be achieved from 0 - 200%, are summarized below as follows:
•Risk Management Strategy—Continue to mature the Company’s processes of monitoring, managing, evaluating and reporting on enterprise-wide risk; evaluate and articulate the operating environment as a foundation for strategy with robust scenario planning in the process;
•Regulatory Strategy—Continue to refine strategies for staying ahead of policy and regulatory changes through existing and new relationships;
•Debt/Equity Capital Strategy—Evolve capital strategy to the environment, adjusting the focus and improving the capital decision-making framework, including capital alternatives, while further expanding the network of relationships for issuance and end-investors while maintaining focus on long-term shareholder value;
•Marketing/Communication Strategy—Broaden the investor base through increased outreach and relationship expansion; continue building Dynex's industry presence and brand as a thought leader using targeted media efforts;
•Operational Strategy—Assess operational risk and consider service providers that could enhance the overall control environment of the Company.

•Human Capital Strategy—Develop and implement succession plans across key functions of the organization; implement processes to ensure talent retention, employee satisfaction and a thriving culture that reflects Dynex’s values; continue talent

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EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)
management with development opportunities and training for professional and personal growth.

The Compensation Committee reviewed the individual performance of Messrs. Boston and Colligan and Ms. Popenoe with respect to their contributions to meeting these strategic objectives for 2022 and, in addition, the performance of their responsibilities as Chief Executive Officer and Co-Chief Investment Officer; Executive Vice-President, Chief Financial Officer and Secretary; and President and Co-Chief Investment Officer, respectively. The Compensation Committee noted that the Company’s overall performance for the year relative to its strategic objectives was outstanding, particularly given the challenges facing the industry in 2022. The Compensation Committee also noted that the executive officers’ efforts with respect to growing the Company’s capital base, understanding the macroeconomic environment, and executing on risk management efforts were critical to the overall success of the Company in 2022. Overall, the Compensation Committee felt that management had exceeded expectations for the 2022 strategic objectives by achieving the following:
•    Actively managed the investment portfolio, risk and liquidity position, protecting the Company’s capital base. A strategic communication plan covering market, operational, and regulatory risk was utilized in the midst of geopolitical events and a dynamic macroeconomic environment;
•    Actively managed the Company’s capital structure, leading to substantial growth in the Company’s capital base and improvement in market liquidity;
•    Continuing to actively cultivate relationships with regulators and other market participants to monitor both domestic and international policies;, helped to ensure the Company’s and the industry’s voice in the development of regulatory policy, where practical;
•    Expanded marketing efforts to include media appearances and digital media as well as more in person meetings with current and potential investors; expanded the Company’s reach to potential new target investor markets; invested time with the Analyst community to discuss financial metrics in light of interest rate volatility and an inverted yield curve;
•    Engaged with a third-party service provider to enhance the resiliency of the Company’s operating platforms and improve the scalability and operating leverage of the Company to support growth; and
•Successfully transitioned the CFO role in 2022 as part of the Company's succession planning efforts, completing the process in a disciplined and structured manner leading to an effective transition; employee training on market, technical and personal development topics was a focus in 2022.

Based on these accomplishments and the contribution of each of the executive officers, the Compensation Committee awarded an aggregate achievement of 200% for the strategic objectives portion under the Cash Incentive Plan for 2022.
The table below summarizes the amounts earned under the Cash Incentive Plan:

Annual Cash Incentive Plan for 2022
Metric	Weighted Average Percentage Achieved	Byron L. Boston	Smriti L. Popenoe	Robert S. Colligan (1)	Stephen J. Benedetti (2)
Base Salary as of January 1, 2022		$800,000	$700,000	$500,000	$—
Target incentive bonus %		200%	175%	150%	—%
Target incentive bonus		$1,600,000	$1,225,000	$750,000	$—
Annual Cash Bonus Earned	114.0%	$1,824,444	$1,396,840	$427,604	$—
(1)Mr. Colligan's annual cash bonus was prorated to reflect the portion of 2022 he was employed at the Company.
(2)In connection with his separation from the Company on August 31, 2022, Mr. Benedetti was not eligible for awards under the Cash Incentive Plan for 2022.

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EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)
The actual amounts earned by Messrs. Boston and Colligan and Ms. Popenoe were paid in 2023 and are reported as “Non-Equity Incentive Plan Compensation” for 2022 in the Summary Compensation Table on page 47.
LONG-TERM EQUITY INCENTIVE COMPENSATION.
Long-Term EIP. The Long-Term EIP for 2022 consists of grants of time-based RSUs and grants of performance-based PSUs with a three-year performance period.
Following FPL’s recommendation that the target Long-Term EIP value should approximate the Cash Incentive Plan targets each year, the Compensation Committee determined the following values for the 2022 Long-Term EIP awards for each executive officer, allocating two-thirds to PSUs and one-third to RSUs:

	2022 Long-Term EIP Value(1)	% of 2022 Base Salary	Target # of PSUs(2)	# of RSUs(2)
Byron L. Boston	$1,600,000	200%	66,033	33,016
Smriti L. Popenoe	1,225,000	175%	50,556	25,278
Stephen J. Benedetti (3)	750,000	150%	30,953	15,473
Robert S. Colligan (4)	—	—%	0	0

(1)Long-Term EIP values are based on target number of PSUs.
(2)The number of units awarded was calculated using the average closing price of the common stock for the 20 trading days ending the day before the grant date.
(3)In connection with Mr. Benedetti's separation from the Company in August 2022, Mr. Benedetti's vesting in the Long-Term EIP awards was accelerated in accordance with his employment agreement and separation agreement.
(4)Mr. Colligan, who joined the Company in July 2022, did not receive Long-Term EIP awards in 2022.

The RSUs are time-based awards that vest in equal installments over three years. Any RSUs that vest will be paid in shares of the Company’s common stock. Dividend equivalents will accrue on the RSUs and will be paid to the executive officer only if and to the extent the RSUs vest.
The PSUs cliff vest at the end of a three-year performance period based on the achievement of absolute and relative total economic return (“TER”) and total shareholder return (“TSR”) performance as noted in the table below:

Metric	Weighting
Absolute TER	50%
Relative TER compared to peer group	25%
Relative TSR compared to peer group	25%
Absolute TSR/Absolute TER	Vesting cap

The Compensation Committee established these metrics as the most critical performance metrics for the Company over the long-term and in accordance with the Company’s compensation philosophy regarding shareholder alignment as described above. The Compensation Committee allocated a portion of the performance metrics to relative TER, rather than exclusively using relative TSR due to the potential volatility of TSR by company given the size/illiquidity of the peer group. The Compensation Committee selected a peer group consisting of AGNC Investment Corp., Annaly Mortgage Corporation, Inc., Arlington Asset Investment Corp., Armour Residential REIT, Inc., Ellington Residential Mortgage REIT, Invesco Mortgage Capital, Inc., Orchid Island Capital, Inc., and Two Harbors Investment Corp., mortgage REITs with business models similar to the Company’s current or anticipated business model, and excluded certain credit-risk oriented mortgage REITs that were heavy underperformers in 2020.
The Compensation Committee also established threshold, target and maximum performance levels for each performance metric, as well as a vesting cap limiting the vesting of the applicable portion of the PSUs to target level if the Company’s TSR or TER for the performance period is negative. For the absolute TER performance, the Committee considered multiple factors including the macroeconomic environment, the Company’s outlook with respect to its earnings profile, investment opportunities, and the mortgage market, and expectation for U.S. and global monetary policy. The Committee then established an annualized TER target of 9% with a threshold of 4% annually and a maximum of 14% annually. For the relative TSR and TER performance measures, the Committee, based on

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EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)
FPL’s 2019 recommendation, established minimum, target, and maximum peer rankings of the 30th percentile, 55th percentile and 80th percentile, respectively.
To determine the level of PSUs earned, after the end of the three-year performance period, the Compensation Committee will determine the level of performance achieved with respect to each of the performance metrics. Performance for each metric can range from 0-200% of the target number of PSUs, based on the achievement over the three-year performance period ending December 31, 2023 for the PSUs granted in 2021 and ending December 31, 2024 for the PSUs granted in 2022. Any PSUs earned based on the achievement with respect to such goals will vest on December 31, 2023 and December 31, 2024, respectively, and be paid in shares of the Company’s common stock by February 29, 2024 and February 28, 2025, respectively.
In addition, dividend equivalents will accrue on the PSUs and will be paid to the executive officer only if and to the extent the PSUs vest.

The tables below set forth the PSU performance metrics for the period January 1, 2022 – December 31, 2024:

Absolute TER (Weighting: 50%)
Performance Level	TER Performance (per common share)	TER Performance as a Percentage Increase	Absolute TER Vesting Percentage
Maximum	$6.48	36%	200%
Target	$4.32	24%	100%
Threshold	$2.15	12%	1%
Below Threshold	Below $2.15	—%	—%

Relative TER (Weighting: 25%)
Performance Level	Relative TER	Relative TER Vesting Percentage
Maximum	80th Percentile or above	200%
Target	55th Percentile	100%
Threshold	30th Percentile	50%
Below Threshold	Below 30th Percentile	—%

Relative TSR (Weighting: 25%)
Performance Level	Relative TSR	Relative TSR Vesting Percentage
Maximum	80th Percentile or above	200%
Target	55th Percentile	100%
Threshold	30th Percentile	50%
Below Threshold	Below 30th Percentile	—%

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EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)
2020 Stock and Incentive Plan. At the 2020 Annual Meeting of Shareholders, the Company’s shareholders approved the 2020 Plan to replace the Company’s 2018 Stock and Incentive Plan (“2018 Plan”). Under the 2020 Plan, the Compensation Committee has the ability to award equity compensation in the form of stock options, restricted stock, restricted stock units, stock appreciation rights (“SARs”), performance units and performance cash awards to key employees, non-employee directors, consultants and advisors in its discretion. The Board of Directors believes a competitive equity incentive program is essential to offering compensation that aligns participants’ interests with those of our shareholders, based on a pay-for-performance philosophy that is consistent with prudent risk management and emphasizing an owner-operator mentality by placing a meaningful portion of an executive officer’s total compensation variable, tied to our annual and long-term performance as well as to the creation and protection of shareholder value.
Some of the key features of the 2020 Plan that are intended to maintain sound governance practices in granting awards include:
•    No “Evergreen” Provision: Shares authorized for issuance under the 2020 Plan are not automatically replenished.
•    Annual Limits: The 2020 Plan imposes an annual limit on equity awards of 400,000 shares per participant and on cash awards of $5,000,000 per participant.
•    No Discounted Stock Options or SARs: The 2020 Plan prohibits the grant of stock options or SARs with an exercise price less than the fair market value of the Company’s common stock on the grant date.
•    No Repricing of Stock Options or SARs: The 2020 Plan generally prohibits the repricing of stock options or SARs without shareholder approval.
•    No Liberal Share Recycling: Under the 2020 Plan, shares of the Company’s common stock used to pay the exercise price of a stock option or SAR or to satisfy tax withholding obligations in connection with an award will not be added back (recycled) to the aggregate plan limit. In addition, the gross number of shares associated with a stock option or SAR exercise, and not just the net shares issued upon exercise, will count against the aggregate plan limit.
•    Minimum Vesting Periods: Subject to accelerated vesting under certain circumstances, the 2020 Plan requires a minimum vesting period of one year for awards subject to time-based conditions and a minimum performance period of one year for awards subject to achievement or satisfaction of performance goals, with the exception of up to 5% of the aggregate shares authorized for grant under the 2020 Plan and certain other limited exceptions.
•    Protective Provisions and Clawback: The 2020 Plan provides for the forfeiture of outstanding awards upon a participant’s termination for cause and subjects all awards under the 2020 Plan to repayment as may be required by the terms of any recoupment or clawback policy of the Company or as required by applicable law, regulation or stock exchange requirement.
•    Independent Committee Administration: Awards to executive officers and directors under the 2020 Plan are granted by the Committee, which is composed entirely of independent directors.
•    Term of the 2020 Plan: No awards may be granted under the 2020 Plan more than ten years after the date of shareholder approval.
The goal of the Compensation Committee in granting equity incentives is to link an executive’s compensation opportunities with creating and protecting shareholder value. The Company has typically used restricted stock in recent years but anticipates primarily using performance stock units (with performance-based vesting provisions) and restricted stock units (with time-based vesting provisions) in its executive compensation program in the future. The Compensation Committee views equity incentive awards as a strong alignment of interests by making employees direct (or in the case of units, indirect) owners of the Company while providing performance incentive for employees as well as incentives to remain with the Company as their awards vest.
The Compensation Committee uses multi-year vesting of equity incentive awards. Multi-year vesting focuses executive officers on consistent long-term growth in shareholder value and requires executive officers to remain employed with us for extended periods to receive the full benefit of the awards. Most of the Company’s equity incentive awards have three-year vesting periods.
Prior to the changes in 2020 discussed above, payouts under the Executive Incentive Plan comprised both the executive officer’s cash and equity incentive awards in any given year. Except

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EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)
for the restricted stock awards granted pursuant to the final long-term incentive component award opportunity under the Executive Incentive Plan, beginning in 2021, the Company grants equity incentive awards under the Long-Term EIP in the form of time-based RSUs and performance-based PSUs.
Timing of Equity Awards. We are aware that the release of our quarterly financial results may have an impact on the market price of our common stock, and therefore the value of the equity awards to our executive officers, as well as stock grants awarded to directors, depending on whether the information is favorable or unfavorable. Our historical practice with respect to the timing of equity awards, including payments under the Executive Incentive Plan, has been to approve such grants once each year in the first quarter of the year following the year to which the award pertains. Restricted stock awards for 2020, 2021 and 2022 performance were granted to certain officers and employees of the Company in the first quarter of 2021, 2022 and 2023 respectively, in each case after the Company had released its fourth quarter results for the year. Additionally, retention awards in the form of restricted stock were granted to our NEOs in 2021 and Long-Term EIP RSU and PSU awards were granted to the Company’s NEOs in both 2021 and 2022, respectively, in each case, after the Company had released its first quarter results. We anticipate that future grants generally will be awarded in the first quarter after the Company has released its fourth quarter results for the prior year.
Non-employee directors receive annual grants of restricted stock on the first Friday following the annual meeting of shareholders, generally in May or June of each year, which shares generally vest at the end of one year.
In the case of grants to our non-employee directors, we believe that the annual meeting of shareholders is an appropriate time during the year to make equity grants and that a consistent application of our equity granting practices from year to year regardless of the content of the first quarter earnings release is also appropriate. The equity awards granted by the Compensation Committee are designed to incent creation of long-term shareholder value and contain delayed vesting provisions that prevent recipients from taking advantage of short-term fluctuations in the market price of our common stock.
We have not planned in the past, nor do we plan in the future, to time the release of material non-public information for the purpose of affecting the value of executive or director compensation.
Clawback Provision. Bonus amounts paid, in cash or stock, under the Executive Incentive Plan or Cash Incentive Plan and equity awards granted under the 2018 Plan or the 2020 Plan are subject to clawback in the event repayment is required by any Company clawback policy or law or regulation or stock exchange requirement applicable to the Company.
Retirement Plans. We provide additional compensation to our executive officers through various plans which are also available to some or all of our other employees. The Compensation Committee oversees these plans and the Compensation Committee considers these plans when reviewing an executive’s total annual compensation and determining incentive awards described above.
We have a 401(k) Savings Plan for all of our employees. The 401(k) Savings Plan allows eligible employees to defer up to 100% of their eligible compensation, and we have made discretionary matching contributions on a dollar-for-dollar basis up to 6% of an employee’s eligible compensation. Eligible employee deferrals and matching contributions under the 401(k) Savings Plan are subject to limitations imposed by the Internal Revenue Code.
Other Benefits. The Company provides our executive officers with other personal benefits on a limited basis with overall compensation program objectives to attract and retain high quality executives. The Compensation Committee has reviewed the levels of other personal benefits provided to our executive officers and the Compensation Committee believes them to be appropriate.
Details of other benefits provided to the executive officers are set forth in footnotes to the Summary Compensation Table.
Employment Agreements. The Company entered into an employment agreement with Mr. Colligan in 2022, effective July 18, 2022. The employment agreements for Mr. Boston and Ms. Popenoe that were entered into in 2020 remain in effect. The Company entered into an Executive Agreement and General Release with Mr. Benedetti in 2022 which set forth the terms of his separation from employment with the Company.
Each employment agreement provides for an initial three-year term, which will be extended automatically for an additional year at the end of the initial term and each year thereafter, unless either the Company or the executive gives written notice of non-renewal at least 90 days prior to the renewal date. Upon a Change in Control (as

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EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)
defined in the employment agreements), the term of each employment agreement will be extended automatically for a period of two years, unless the Change in Control occurs during the initial term and there are more than two years remaining in the initial term.
Each executive is entitled to participate in the employee and executive benefit plans and programs offered by the Company in which other senior executives of the Company are eligible to participate, including medical, dental, life and disability insurance and retirement, deferred compensation and savings plans, in accordance with the terms and conditions of such plans. Each executive is eligible for a Company-provided cell phone, personal data assistant for the executive’s use, and the Company will pay for any business-related usage fees for such items. Each executive is also entitled to reimbursement for the cost of an annual concierge medical services program.
Under the employment agreements, each executive may be terminated by the Company with or without “Cause” (as defined in the employment agreements). If the executive resigns for “Good Reason” (as defined in the employment agreements) or the executive’s employment is terminated by the Company without Cause, not in connection with a Change in Control, the executive is entitled to receive a lump sum severance payment equal to a multiple of the sum of (i) the executive’s annual base salary at the time of termination and (ii) the average of the executive’s annual incentive awards paid for the prior three years. The multiple for Mr. Boston is two, the multiple for Ms. Popenoe is 1.5 and the multiple for Mr. Colligan is 0.5 or 1 times, depending on the date of termination. Additionally, each executive will be entitled to receive (a) any amounts already earned but not yet paid, including any annual incentive award earned for a completed performance period and accrued but unused vacation time (the “Accrued Obligations”); (b) continued medical, dental, life and disability insurance coverage (or payment in lieu) for 24 months for Mr. Boston and 18 months for Ms. Popenoe and either 6 or 12 months for Mr. Colligan, depending on the date of termination; (c) a prorated annual cash incentive award for the year of termination (prorated for time employed through the date of termination and based on performance at the greater of target or actual performance in the case of financial goals and at maximum in the case of non-financial and individual goals) (a “Prorated Annual Incentive Award”); and (d) full vesting of any unvested equity awards, with performance for any performance-based equity awards determined based on the terms of the applicable grant agreement.
The employment agreements contain a “double trigger” provision for severance in a Change in Control context. Under this “double trigger” provision, if the executive resigns for Good Reason or the executive’s employment is terminated by the Company without Cause on or within two years after a Change in Control, the executive will be entitled to receive a lump sum severance payment equal to 2.99 times the sum of (i) the executive’s annual base salary at the time of termination and (ii) the average of the executive’s annual incentive awards paid for the prior three years. Additionally, each executive will be entitled to receive (a) his or her Accrued Obligations; (b) continued medical, dental, life and disability insurance coverage (or payment in lieu) for 36 months; (c) a Prorated Annual Incentive Award for the year of termination; and (d) full vesting of any unvested equity awards, with performance for any performance-based equity awards determined based on the terms of the applicable grant agreement.
If the executive’s employment terminates due to death, the employment agreements provide for a lump sum payment to the executive’s estate of an amount equal to the sum of (i) the executive’s annual base salary at the time of the executive’s death and (ii) the average of the executive’s annual incentive awards paid for each of the prior three years. The executive’s estate will also be entitled to (a) the applicable Accrued Obligations; (b) a Prorated Annual Incentive Award for the year of death and (c) full vesting of the executive’s unvested equity awards. If the executive’s employment terminates due to disability, the executive will be entitled to receive (x) his or her Accrued Obligations; (y) an annual cash incentive award for the year of termination (based on performance at the greater of target or actual performance in the case of financial goals and at maximum in the case of non-financial and individual goals) and (z) full vesting of any unvested equity awards, with performance for any performance-based equity awards determined based on the terms of the applicable grant agreement.
The employment agreements provide that if the Company determines not to renew the agreement at the end of any term and terminates the executive’s employment for any reason other than for Cause at the end of the term or if the executive resigns for Good Reason on account of such non-renewal of the agreement, the executive will be entitled to receive the same severance payments described above for termination by the Company without Cause or resignation for Good Reason, whether or not in connection with a Change in Control depending on when the non-renewal or termination occurs.

44	2023 PROXY STATEMENT	DYNEX CAPITAL, INC.

EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)
Except for the Accrued Obligations, payment of all of the severance payments discussed above (other than in the event of death) is contingent on the executive signing a release in favor of the Company and its affiliates.
The employment agreements provide for Change in Control severance benefits on a “best net” approach, under which the Change in Control severance benefits will be reduced to avoid the golden parachute excise tax under Section 280G of the Internal Revenue Code only if such a reduction would cause the executive to receive more after-tax compensation than without a reduction.
In certain cases, some or all of the payments and benefits provided on termination of employment under these agreements may be delayed for six months following termination to comply with the requirements of Section 409A of the Internal Revenue Code. Any payment required to be delayed would be paid at the end of the six-month period in a lump sum, with any payments due after the six-month period being paid at the normal payment date provided for under the agreement. In the case of benefits that are delayed, the executive officer would pay the cost of benefit coverage during the six-month delay period and then be reimbursed by the Company at the end of the six-month period.
The employment agreements also provide for a clawback of any incentive compensation by the Company, including both equity and cash compensation, to the extent required by federal or state law or regulation or stock exchange requirement. Under the employment agreements, the executives are subject to certain restrictive covenants in favor of the Company, including (i) a confidentiality covenant that applies during and following the executive’s employment for five years (or longer if the confidential information is a trade secret), (ii) a non-solicitation covenant that applies during and for 12 months following the executive’s employment, and (iii) a non-competition covenant that applies during the executive’s employment and for 90 days following the executive’s employment if the executive does not receive severance benefits and for six months following the executive’s employment if he or she receives severance benefits.
See further discussion under “Potential Payments upon Termination or Change in Control” below.
LIMITATIONS ON DEDUCTIBILITY OF COMPENSATION
In making compensation decisions, the Compensation Committee considers Section
162(m) of the Internal Revenue Code (“Section 162(m)”), which limits the federal income tax deductibility of certain compensation in excess of $1 million paid to certain executive officers, as one factor in the context of the Company’s overall compensation philosophy. The Compensation Committee currently believes, however, that it is generally in the Company’s and its shareholders’ best interests for the Compensation Committee to retain flexibility to develop appropriate compensation programs and establish appropriate compensation levels. As a result, the Compensation Committee awards compensation that is not fully deductible under Section 162(m) when it believes it is in the best interest of the Company and its shareholders to do so, as it has done in recent years with respect to the NEOs’ compensation.
For 2022, approximately $3.7 million, $1.4 million and $4.9 million of the compensation for Mr. Boston, Ms. Popenoe and Mr. Benedetti, respectively, were not deductible under Section 162(m).
MINIMUM STOCK OWNERSHIP GUIDELINES FOR EXECUTIVE OFFICERS
The Company’s executive compensation program is designed to provide opportunities for executive officers to build ownership in the Company and to align performance with shareholder interests. Accordingly, we have established minimum stock ownership guidelines for our executive officers that require each executive officer to maintain a minimum ownership of our common stock based on a multiple of the executive officer’s base salary as of the most recent December 31, as follows:

Multiple of Base Salary
CEO	5x
President	4x
Other Executive Officers	3x

Shares that count toward the minimum ownership level are shares owned individually or by the executive officer’s immediate family residing in the same household, shares held in trust for the benefit or the executive officer and his or her family, unvested shares of restricted stock and unvested RSUs (but not unvested PSUs). The original deadline for Mr. Boston and Ms. Popenoe to achieve the minimum ownership level was December 31, 2020. Executive officers who receive an increase in base salary have one year from the date of such base salary increase to acquire any additional shares needed to achieve the required ownership level. In addition, executive

DYNEX CAPITAL, INC.	2023 PROXY STATEMENT	45

EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)
officers who are subsequently promoted (including Mr. Colligan in connection with his hiring) or for whom the required ownership level is increased have three years from the date of promotion or increase in required ownership level to acquire any additional shares needed to achieve the new required ownership level. Until the minimum ownership level is met, the executive officer must retain 100% of the after-tax shares from the vesting of any equity award granted to him or her as compensation. The Compensation Committee annually reviews each executive officer’s compliance with the minimum stock ownership guidelines and may grant exceptions to these guidelines in special circumstances on a case-by-case basis. As of December 31, 2022, all of our executive officers either satisfied the applicable minimum stock ownership levels or were covered by a grace period due to promotion or hiring.
LIMITATIONS ON CERTAIN SHORT-TERM OR SPECULATIVE TRANSACTIONS IN THE COMPANY’S SECURITIES
The Board of Directors has approved a Statement of Policy Regarding Trading in Company Securities (the “Insider Trading Policy”) that applies to all directors, officers and employees of the Company and helps ensure that the Company’s personnel bear the full risks and benefits of stock ownership. The Insider Trading Policy prohibits directors and executive officers, among others, from engaging in short-term or speculative transactions in the Company’s securities, such as short sales, trading in publicly traded derivative securities, and hedging transactions. The Insider Trading Policy also prohibits directors and executive officers, among others, from holding the Company’s securities in margin accounts and from pledging the Company’s securities.
REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this Proxy Statement and discussed it with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee
Robert A. Salcetti, Chairperson
Julia L. Coronado, Ph.D.
David H. Stevens

46	2023 PROXY STATEMENT	DYNEX CAPITAL, INC.

EXECUTIVE COMPENSATION (CONTINUED)
COMPENSATION OF EXECUTIVE OFFICERS
In the tables and discussion below, we summarize the compensation earned during 2022, 2021, and 2020 by Messrs. Boston, Colligan and Benedetti, and Ms. Popenoe. The Company had no other executive officers during these years.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Byron L. Boston	2022	800,000	—	1,480,618	1,824,444	125,621	4,230,683
Chief Executive Officer and Co-Chief Investment Officer	2021	750,000	—	1,456,957	2,095,847	173,334	4,476,138
	2020	750,000	—	890,775	2,050,385	184,019	3,875,179
Smriti L. Popenoe	2022	700,000	—	1,133,592	1,396,840	73,292	3,303,724
President and Co-Chief Investment Officer	2021	575,000	—	977,379	1,337,879	90,060	2,980,318
	2020	500,000	—	445,388	1,025,192	80,844	2,051,424
Robert S. Colligan (4)	2022	229,167	—	—	427,604	333	657,104
Executive Vice President, Chief Financial Officer and Secretary	2021	—	—	—	—	—	—
	2020	—	—	—	—	—	—
Stephen J. Benedetti	2022	375,000	—	693,991	—	4,223,156	5,292,147
Former Executive Vice President, Chief Financial Officer and Chief Operating Officer	2021	500,000	—	728,469	1,036,637	85,704	2,350,810
	2020	450,000	—	445,388	922,673	83,818	1,901,879

(1)The amounts in this column for 2022 and 2021 reflect the aggregate grant date fair value of RSU and PSU awards granted in 2022 and 2021 to Messrs. Boston and Benedetti and Ms. Popenoe under the Long-Term EIP, calculated in accordance with ASC Topic 718. The amounts shown for the PSUs are based on the probable outcome of such awards on the date of grant, which was achievement at target level. For 2022, the grant date fair values of the PSUs assuming achievement of maximum (200% of target) performance would be achieved are as follows: Mr. Boston - $2,006,083; Ms. Popenoe - $1,535,891; and Mr. Benedetti - $940,352. For 2021,the grant date fair values of the PSUs assuming achievement of maximum (200% of target) performance would be achieved are as follows: Mr. Boston - $1,966,772; Ms. Popenoe - $1,319,394; and Mr. Benedetti - $983,386. The amounts in this column for 2020 reflect the grant date fair value of restricted stock retention awards granted to Messrs. Boston and Benedetti and Ms. Popenoe, calculated in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuation of the awards in this column, see Note 1 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for 2022.
(2)Bonus amounts earned for 2022 for Messrs. Boston and Benedetti and Ms. Popenoe represent the cash bonus earned under the Cash Incentive Plan for 2022 performance. Bonus amounts earned for 2021 for Messrs. Boston and Benedetti and Ms. Popenoe represent the cash bonus earned under the Cash Incentive Plan for 2021 performance as well as the bonus amount earned for performance during the three-year performance period ended December 31, 2021 under the long-term incentive component of the Executive Incentive Plan and include both the cash portion of the bonus award and the portion that was paid in shares of the Company’s common stock. Bonus amounts earned for 2020 for Messrs. Boston and Benedetti and Ms. Popenoe represent the cash bonus earned under the Cash Incentive Plan for 2020 performance. No bonus amount was earned for performance during the three-year performance periods ended December 31, 2020 under the long-term incentive component of the now terminated Executive Incentive Plan. For further information, see “Annual Cash Incentive Compensation” and “Long-Term Equity Incentive Compensation”. In each case, the cash portion and the shares portion of these bonus awards were paid in the year following the year in which the applicable performance criteria was achieved.
(3)The following table presents the components of “All Other Compensation” in the table above for each of the executive officers for 2022:

DYNEX CAPITAL, INC.	2023 PROXY STATEMENT	47

EXECUTIVE COMPENSATION (CONTINUED)

	Byron L. Boston	Smriti L. Popenoe	Robert S. Colligan	Stephen J. Benedetti
Dividends paid on unvested restricted stock	$91,190	$38,403	$—	$33,506
Dividends paid on vested restricted share units	13,048	8,753	—	6,524
Matching contributions to the Company’s 401(k) Savings Plan	18,300	18,300	—	18,300
HSA Company contributions	2,208	—	333	—
Long-term disability insurance premiums	875	875	—	810
Executive health program	—	6,961	—	—
Separation-related compensation (a)	—	—	—	4,164,016
Total other compensation	$125,621	$73,292	$333	$4,223,156
(a) Separation-related compensation represents the value of the amounts paid to Mr. Benedetti related to his separation from the Company in August 2022.
(4)Mr. Colligan became the Company's Executive Vice President, Chief Financial Officer and Secretary in August 2022.

All compensation that we have paid to Messrs. Boston, Colligan and Benedetti and Ms. Popenoe has been determined as described above in our “Compensation Discussion and Analysis” section.

Grants of Plan-Based Awards for 2022
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Byron L. Boston		—	1,600,000	3,200,000	—	—	—	—	—
	2/23/2022	—	—	—	16,838	66,033	132,066	—	979,105
	2/23/2022	—	—	—	—	—	—	33,016	501,513
Smriti L. Popenoe		—	1,225,000	2,450,000	—	—	—	—	—
	2/23/2022	—	—	—	12,890	50,556	101,112	—	749,619
	2/23/2022	—	—	—	—	—	—	25,278	383,973
Robert S. Colligan		—	750,000	1,500,000	—	—	—	—	—
Stephen J. Benedetti		—	750,000	1,500,000	—	—	—	—	—
	2/23/2022	—	—	—	7,892	30,953	61,906	—	458,956
	2/23/2022	—	—	—	—	—	—	15,473	235,035

(1)Reflects the target and maximum amounts that the executive officers could earn for 2022 performance under the Cash Incentive Plan (which will be prorated for Mr. Colligan based on his date of hire in 2022). There is no threshold amount under the Cash Incentive Plan. The actual amounts earned by Messrs. Boston and Colligan and Ms. Popenoe for 2022 performance under the Cash Incentive Plan, which were paid in cash, are reported as “Non-Equity Incentive Plan Compensation” for 2022 in the Summary Compensation Table on page 47. Mr. Benedetti separated from the Company in August 2022 and received separation benefits in lieu of the award for 2022 performance under the Cash Incentive Plan.
(2)Reflects PSU awards granted to the executive officers during 2022 under the Company’s 2020 Plan and Long-Term EIP, pursuant to which the executives could earn from 0 - 200% in the target number of PSUs, based on the achievement over a three-year performance period ending December 31, 2024 of TSR and TER goals for the Company as compared to a peer group and of TSR and TER goals for the Company on an absolute basis. Any PSUs

48	2023 PROXY STATEMENT	DYNEX CAPITAL, INC.

EXECUTIVE COMPENSATION (CONTINUED)
earned based on the achievement with respect to such goals will vest on December 31, 2024 and be paid in shares of the Company’s common stock by February 28, 2025.
(3)Reflects RSU awards granted to the executive officers during 2022 under the Company’s 2020 Plan and Long-Term EIP.
(4)The amounts in this column reflect the grant date fair value of awards of RSUs and PSUs granted to the executive officers, calculated in accordance with ASC Topic 718. The amounts shown for the PSUs are based on the probable outcome of such awards on the date of grant, which was achievement at target level.

HOLDINGS OF STOCK-BASED AWARDS
The table below presents information regarding restricted stock, RSUs and PSUs held by each of our NEOs as of December 31, 2022. None of our NEOs held any options or stock appreciation rights as of December 31, 2022.

Outstanding Equity Awards at 2022 Fiscal Year End
	Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5)
Name		(#)	($)	(#)	($)
Byron L. Boston	2/28/20	11,706(1)	148,900	—	—
	5/14/20	24,062(2)	306,069	—	—
	5/26/21	16,981(3)	215,998	—	—
	5/26/21	—	—	50,945(6)	648,020
	2/23/22	33,016(4)	419,964	—	—
	2/23/22	—	—	66,362(7)	844,125
Smriti L. Popenoe	2/28/20	3,638(1)	46,275	—	—
	5/14/20	12,031(2)	153,034	—	—
	5/26/21	11,391(3)	144,894	—	—
	5/26/21	—	—	34,174(6)	434,693
	2/23/22	25,278(4)	321,536	—	—
	2/23/22	—	—	50,808(7)	646,278
Robert S. Colligan(8)	—	—	—	—	—
Stephen J. Benedetti(9)	—	—	—	—	—
(1)This restricted stock award vested on February 28, 2023.
(2)This restricted stock award vests on May 14, 2023.
(3)This RSU award vests in equal annual installments on February 28, 2023 and February 28, 2024.
(4)These restricted stock and RSU awards vest in equal annual installments on February 23, 2023, February 23, 2024, and February 23, 2025.
(5)The amounts in this column represent the aggregate fair market value of the restricted stock, RSUs and PSUs, as applicable, as of December 31, 2022, based on the closing price of the Company’s common stock ($12.72) on December 30, 2022, which was the last business day of the year.
(6)This PSU award was unearned and not vested as of December 31, 2022. This PSU award vests on December 31, 2023 to the extent earned based on performance achievement over a three-year performance period ending December 31, 2023. The amount reported is based on achieving the target level of performance.

DYNEX CAPITAL, INC.	2023 PROXY STATEMENT	49

EXECUTIVE COMPENSATION (CONTINUED)
(7)This PSU award was unearned and not vested as of December 31, 2022. This PSU award vests on December 31, 2024 to the extent earned based on performance achievement over a three-year performance period ending December 31, 2024. The amount reported is based on achieving the target level of performance.
(8)Mr. Colligan joined the Company in 2022 and did not receive any grants in 2022.
(9)Mr. Benedetti did not have any outstanding awards as of December 31, 2022 as he separated from the Company in August 2022.

OPTION EXERCISES AND STOCK VESTED
The table below presents information regarding restricted stock held by our executive officers that vested during 2022.

Option Exercises and Stock Vested for 2022(1)
	Stock Awards
Name	Vesting Date	Vesting Date Stock Price per Share(2) ($)	Number of Shares Acquired On Vesting(3) (#)	Value Realized on Vesting(2) ($)
Byron L. Boston	2/28/22	15.37	20,101	308,952
	5/14/22	16.12	24,062	387,879
	5/26/22	16.35	8,364	136,751
Total			52,527	833,582
Smriti L. Popenoe	2/28/22	15.37	6,244	95,970
	5/14/22	16.12	12,031	193,940
	5/26/22	16.35	5,611	91,740
Total			23,886	381,650
Robert S. Colligan (4)			—	—
Total			—	—
Stephen J. Benedetti	2/28/22	15.37	6,244	95,970
	5/14/22	16.12	12,031	193,940
	5/26/22	16.35	4,182	68,376
	9/30/22 (5)	11.65	118,132	1,376,238
Total			140,589	1,734,524
(1)None of the executive officers exercised any stock options or SARs during 2022.
(2)Value realized is the number of shares multiplied by the closing stock price of the Company’s common stock on the date of vesting. For purposes of this table, where a vesting date was a non-business day, the Company’s common stock closing stock price on the business day prior to the vesting date was used.
(3)Represents the total number of restricted shares that vested during 2022, without taking into account any shares that were withheld for applicable tax obligations.
(4)Mr. Colligan joined the Company in 2022 and did not have any awards granted or vested in 2022.
(5)Represents the acceleration of the vesting of Mr. Benedetti's restricted stock, RSUs and PSUs in accordance with his employment agreement and separation agreement.

50	2023 PROXY STATEMENT	DYNEX CAPITAL, INC.

EXECUTIVE COMPENSATION (CONTINUED)
NON-QUALIFIED DEFERRED COMPENSATION FOR 2022

The Company does not have a non-qualified deferred compensation plan.
OTHER COMPENSATION
We do not offer any pension benefit plans or deferred compensation plans to our executive officers or other employees, other than what is discussed under the Retirement Plans section of “Compensation Discussion and Analysis” above.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table shows the estimated payments to or benefits to be received by each of the NEOs other than Mr. Benedetti) upon the following termination events or upon a change in control of the Company, in each case assuming that the termination event or the change in control occurred on December 31, 2022, and assuming a stock price of $12.72, which was the closing stock price of the Company’s common stock on December 30, 2022, which was the last business day of the year. The amounts reflected in the following table are estimates, as the actual amounts to be paid to or received by a NEO can only be determined at the time of termination or change in control.
The following table reports only amounts that are increased, accelerated or otherwise paid or payable as a result of the applicable termination or change in control event and, as a result, excludes amounts accrued through December 31, 2022, such as accrued but unpaid salary and bonus amounts for completed performance periods, already vested equity awards and vested account balances under the 401(k) Savings Plan. The table also excludes any amounts that are available generally to all salaried employees and in a manner that does not discriminate in favor of our executive officers. All references to employment agreements in the following table and footnotes are to the employment agreements in place as of December 31, 2022.

DYNEX CAPITAL, INC.	2023 PROXY STATEMENT	51

EXECUTIVE COMPENSATION (CONTINUED)

	Death(2)	Termination Due to Disability	Termination Without Cause or for Good Reason Not in Connection with Change in Control(3)	Termination Without Cause or for Good Reason Following a Change in Control(4)(5)	Termination For Cause or Without Good Reason	Change in Control with no Related Termination
Payments and Benefits(1)	($)	($)	($)	($)	($)	($)
Byron L. Boston
Severance(6)	2,790,225	—	5,580,451	8,342,774	—	—
Restricted Stock - Accelerated Vesting(7)	2,583,076	2,583,076	2,583,076	2,583,076	—	1,090,931
Health & Welfare Benefits(6)(8)	—	—	39,900	59,850	—	—
Total	5,373,301	2,583,076	8,203,427	10,985,700	—	1,090,931
Smriti L. Popenoe
Severance(6)	1,828,304	—	2,742,456	5,466,628	—	—
Restricted Stock - Accelerated Vesting(7)	1,746,710	1,746,710	1,746,710	1,746,710	—	665,739
Health & Welfare Benefits(6)(8)	—	—	44,791	89,582	—	—
Total	3,575,014	1,746,710	4,533,957	7,302,920	—	665,739
Robert S. Colligan (8)
Severance(6)(9)	—	—	—	1,495,000	—	—
Restricted Stock - Accelerated Vesting	—	—	—	—	—	—
Health & Welfare Benefits(6)(8)	—	—	—	65,005	—	—
Total	—	—	—	1,560,005	—	—

(1)In connection with his separation from the Company in August 2022, Mr. Benedetti received the following separation benefits in accordance with his employment agreement and separation agreement described above under “Employment Agreements”: (i) a lump sum payment in the amount of $2,682,018 (which includes a pro rata annual incentive award), and (ii) the cash value of premiums for continuation of certain insurance benefits for eighteen months. Mr. Benedetti was also entitled to the full vesting, subject to the achievement of applicable performance goals in the case of unvested PSU awards, of all unvested equity awards that were outstanding as of his separation date, with a value equal to $1,481,998 (based on the closing price of the Company’s common stock on September 30, 2022), which includes $105,760 of accrued dividends on the equity awards.
(2)Under their employment agreements, if Mr. Boston’s or Ms. Popenoe’s employment terminates due to death, his or her estate will be entitled to receive a lump sum payment of an amount equal to the sum of (i) his or her annual base salary at the time of his or her death and (ii) the average of his or her annual incentive award paid for the prior three years.
(3)Under his employment agreement, if Mr. Boston resigns for good reason or his employment is terminated without cause not in connection with a change in control, he will be entitled to receive a lump sum severance payment equal to two times the sum of (i) his annual base salary at the time of termination and (ii) the average of his annual incentive award paid for the prior three years. Under her employment agreement, if Ms. Popenoe resigns for good reason or her employment is terminated without cause not in connection with a change in control, she will be entitled to receive a lump sum severance payment equal to 1.5 times the sum of (i) her annual base salary at the time of termination and (ii) the average of her annual incentive award paid for the prior three years.
(4)Under their employment agreements, if Mr. Boston, Ms. Popenoe, or Mr. Colligan resigns for good reason or his or her employment is terminated without cause on or within two years after a change in control, he or she will be entitled to receive a lump sum severance payment equal to 2.99 times the sum of (i) his or her annual base salary at the time of termination and (ii) the average of his or her annual incentive award paid for the prior three years.
(5)Messrs. Boston’s and Colligan's and Ms. Popenoe’s employment agreements provide for change in control benefits on a “best net” approach, under which the executive’s change in control benefits will be reduced to avoid the golden

52	2023 PROXY STATEMENT	DYNEX CAPITAL, INC.

EXECUTIVE COMPENSATION (CONTINUED)
parachute excise tax under Section 280G of the Internal Revenue Code only if such a reduction would cause him or her to receive more after-tax compensation than without a reduction. The amounts shown in this column do not reflect any reductions that might be made pursuant to these provisions.
(6)Messrs. Boston and Colligan and Ms. Popenoe must sign and not revoke a general release (other than in the event of death) in order to be entitled to receive these amounts.
(7)Restricted shares granted to the executive officers in 2020 become fully vested upon (a) a change of control or (b) termination of the executive officer’s employment due to disability or death and (c) the Compensation Committee has authority to waive forfeiture in the event of termination of the executive officer’s employment for good reason (as defined in their employment agreements) or termination of the executive officer’s employment without cause (as defined in their employment agreements). RSUs granted to the executive officers become fully vested upon (a) termination of the executive officer’s employment due to disability or death or retirement at or after age sixty-five where there is no cause for termination or (b) termination of the executive officer’s employment for good reason (as defined in their employment agreements) or termination of the executive officer’s employment without cause (as defined in their employment agreements), in each case whether before or after a change in control. PSUs granted to the executive officers become vested based on actual performance through the date of termination or change in control, as applicable, upon (a) termination of the executive officer’s employment due to disability or death or retirement at or after age sixty-five where there is no cause for termination or (b) termination of the executive officer’s employment for good reason (as defined in their employment agreements) or termination of the executive officer’s employment without cause (as defined in their employment agreements) outside of a change in control scenario or during the 6 months prior to a change in control or 18 months following a change in control. The PSU vesting shown in this table matches the presentation in the Outstanding Equity Awards at 2021 Fiscal Year End table. The RSUs and PSUs require the executive officer to sign and not revoke a general release (other than in the event of death or in the event of a change in control in the case of the PSUs) in order to be entitled to accelerated vesting of the awards. None of the NEOs were eligible for retirement under these provisions as of December 31, 2022.
(8)Under his employment agreement, if Mr. Boston resigns for good reason or his employment is terminated without cause, he will be entitled to receive continued medical, dental, life and disability insurance coverage for 24 months in the case of termination not in connection with a change in control and for 36 months in the case of termination on or within two years after a change in control. Under her employment agreement, if Ms. Popenoe resigns for good reason or her employment is terminated without cause, she will be entitled to receive continued medical, dental, life and disability insurance coverage for 18 months in the case of termination not in connection with a change in control and for 36 months in the case of termination on or within two years after a change in control. Under his employment agreement, subject to the exception in Note 8 below, if Mr. Colligan resigns for good reason or his employment is terminated without cause, he will be entitled to receive an amount equal to the monthly cost of continued medical, dental, life and disability insurance coverage for 18 months in the case of termination not in connection with a change in control and for 36 months in the case of termination on or within two years after a change in control. The amounts shown in this row represent the net present value of the estimated benefits costs in each case.
(9)Under Mr. Colligan's employment agreement, if Mr. Colligan resigns for good reason or his employment is terminated without cause not in connection with a change in control prior to six months after the effective date of his employment agreement (which date is January 18, 2023), Mr. Colligan is not entitled to any severance payments, including payments related to health and welfare benefits. Consequently, as of December 31, 2022, Mr.Colligan was not eligible for severance payments, including payments related to health and welfare benefits related to resignation for good reason or termination without cause not in connection with a change in control.

DYNEX CAPITAL, INC.	2023 PROXY STATEMENT	53

EXECUTIVE COMPENSATION (CONTINUED)
PAY VERSUS PERFORMANCE

The following table provides information about the relationship between compensation actually paid (as determined under SEC rules) to our principal executive officer (“PEO”) and the average our non-PEO NEOs and certain financial performance measures of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation - Compensation Discussion and Analysis.”

Pay Versus Performance Table

Year	Summary Comp- ensation Table Total for PEO (1)	Compen- sation Actually Paid to PEO	Average Summary Compen- sation Table Total for non-PEO NEOs(1)	Average Compen- sation Actually Paid to non-PEO NEOs(1)	Value of Initial Fixed $100 Investment Based on:		Net Income ($ in thousands)
					Total Shareholder Return(2)	Peer Group Total Shareholder Return(2) (3)		Total Economic Return Percentage(4)
2022	$4,230,683	$3,702,486	$3,084,333	$2,907,635	$101.29	$69.26	$143,161	(9.4)%
2021	4,476,138	4,089,845	2,665,564	2,504,410	119.67	94.04	102,261	2.5%
2020	3,875,179	4,813,278	1,976,652	2,327,810	117.01	81.38	177,529	15.2%

(1)For 2022, 2021 and 2020, Mr. Boston served as our Chief Executive Officer or PEO. During 2022, our non-PEO NEOs were Messrs. Benedetti and Colligan and Ms. Popenoe. For 2021 and 2020, our non-PEO NEOs were Mr. Benedetti and Ms. Popenoe.
(2)Total Shareholder Return for the Company and the Peer Group assume $100 invested at December 31, 2019.
(3)The Peer Group Total Shareholder Return is calculated based on the FTSE NAREIT Mortgage REIT Index.
(4)Total economic return (TER) percentage is the sum of dividends declared per common share during the year plus the change in book value per common share for the year divided by the beginning book value per common share. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance, the Company has determined that TER is the financial measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. TER is a performance measure for our executives' PSU awards.

54	2023 PROXY STATEMENT	DYNEX CAPITAL, INC.

EXECUTIVE COMPENSATION (CONTINUED)
Compensation actually paid represents the Summary Compensation Table Total adjusted for the following items:

	Year 2022
Adjustments to Summary Compensation Table Total to Calculate Compensation Actually Paid	PEO	Average for non-PEO NEOs
Decrease for amounts reported under the "Stock Awards" column in the Summary Compensation Table	$(1,480,618)	$(609,194)
Increase for fair value at year-end of awards granted during year that remain outstanding and unvested as of year-end	1,398,422	337,235
Increase for fair value at vesting date of awards that were granted and vested during the year	—	261,096
Decrease for change in fair value from prior year-end to current year-end of awards granted in prior years that were outstanding and unvested as of year-end	(401,858)	(78,797)
Decrease for change in fair value from prior year-end to vesting date of awards granted in prior years that vested during year	(44,143)	(87,038)
Total adjustments	$(528,197)	$(176,698)

	Year 2021
Adjustments to Summary Compensation Table Total to Calculate Compensation Actually Paid	PEO	Average for non-PEO NEOs
Decrease for amounts reported under the "Stock Awards" column in the Summary Compensation Table as well as amounts reported under the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table for the portion of the long-term incentive component of the Executive Incentive Plan earned for performance during the three-year performance period ended December 31, 2021 that was paid in shares of the Company's common stock	$(1,623,209)	$(887,360)
Increase for fair value at year-end of awards granted during year that remain outstanding and unvested as of year-end	1,255,337	734,894
Decrease for change in fair value from prior year-end to current year-end of awards granted in prior years that were outstanding and unvested as of year-end	(87,125)	(36,999)
Increase for change in fair value from prior year-end to vesting date of awards granted in prior years that vested during year	68,704	28,311
Total adjustments	$(386,293)	$(161,154)

DYNEX CAPITAL, INC.	2023 PROXY STATEMENT	55

EXECUTIVE COMPENSATION (CONTINUED)

	Year 2020
Adjustments to Summary Compensation Table Total to Calculate Compensation Actually Paid	PEO	Average for non-PEO NEOs
Decrease for amounts reported under the "Stock Awards" column in the Summary Compensation Table	$(890,775)	$(445,388)
Increase for fair value at year-end of awards granted during year that remain outstanding and unvested as of year-end	1,793,016	785,420
Decrease for change in fair value from prior year-end to current year-end of awards granted in prior years that were outstanding and unvested as of year-end	(6,117)	(1,927)
Increase for change in fair value from prior year-end to vesting date of awards granted in prior years that vested during year	41,975	13,053
Total adjustments	$938,099	$351,158

Analysis of the Information Presented in the Pay versus Performance Table

The following graph illustrates the relationship between compensation actually paid to our NEOs and our TSR as well as TSR for the FTSE Mortgage REIT Index on a cumulative basis assuming investment of $100 on December 31, 2019:

56	2023 PROXY STATEMENT	DYNEX CAPITAL, INC.

EXECUTIVE COMPENSATION (CONTINUED)
The following graph compares our net income to compensation actually paid to our NEOs on an annual basis:

The Company accounts for its investments purchased prior to January 1, 2021 as available-for-sale with changes in fair value recorded in "other comprehensive income (loss)." Effective January 1, 2021, the Company elected the fair value option for its investments purchased on or after that date with changes in fair value reported in "net income." As a result, net income for the years presented above in the Pay versus Performance Table and in the graph above does not include other comprehensive losses of $(93.5) million, $(73.5) million, and $(188.1) million, respectively.

DYNEX CAPITAL, INC.	2023 PROXY STATEMENT	57

EXECUTIVE COMPENSATION (CONTINUED)
The following graph illustrates the relationship between compensation actually paid to our NEOs and our total economic return:

Financial Performance Measures

As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise to our shareholders. The most important financial measures used by the Company to link the executive compensation actually paid to the Company's NEOs to the Company's performance for the most recently completed fiscal year are as follows:

•book value per common share
•earnings available for distribution return on equity
•absolute total economic return
•relative total economic return compared to a peer group
•relative total shareholder return compared to a peer group

58	2023 PROXY STATEMENT	DYNEX CAPITAL, INC.

EXECUTIVE COMPENSATION (CONTINUED)
CEO PAY RATIO
We determined that the 2022 annual total compensation of the median compensated employee, from all our employees who were employed as of December 31, 2022, other than our Chief Executive Officer, was $277,308; our Chief Executive Officer’s 2022 annual total compensation was $4,230,683 and the ratio of these amounts was 1 to 15.3.
As of December 31, 2022, our total population consisted of 19 employees, all located in the United States. This population consisted of all of our full-time and part-time employees.
To identify the median compensated employee, we used Medicare wages and tips for the period from January 1, 2022 to December 31, 2022 as reported to the Internal Revenue Service on Box 5 of Form W-2. We did not annualize pay for those individuals not employed for a full year in 2022 or make any cost-of-living adjustments in identifying the median compensated employee. Once we identified our median compensated employee, we calculated the median compensated employee’s and our Chief Executive Officer’s 2022 annual total compensation in accordance with the requirements of the Summary Compensation Table.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

DYNEX CAPITAL, INC.	2023 PROXY STATEMENT	59

PROPOSAL TWO ADVISORY AND NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION
As required by SEC rules, we are providing our shareholders the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.
As described in detail under the heading “Executive Compensation - Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain highly skilled and motivated officers who will manage the Company in a manner to promote our growth and profitability, prudently preserve our capital, and advance the interests of our shareholders. Under this program, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of shareholder value. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation program, including information about the 2022 fiscal year compensation of our named executive officers.
The Compensation Committee annually reviews the compensation programs for our named executive officers to ensure they achieve the desired goal of striking a balance between recognition of recent achievements and aligning the interests of management on a longer-term basis with that of the Company’s shareholders. We are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement by voting for this proposal.
This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.
Accordingly, we are asking our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related disclosure.”
This say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and the Compensation Committee value the opinions of our shareholders and we will consider our shareholders’ concerns and the outcome of this vote when making future compensation decisions regarding our executive officers.
We anticipate that the next vote on a say-on-pay proposal will occur at the 2024 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

60	2023 PROXY STATEMENT	DYNEX CAPITAL, INC.

PROPOSAL THREE ADVISORY AND NON-BINDING VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers. By voting on this Proposal Three (commonly known as a “say-on-pay frequency” proposal), shareholders may indicate whether they would prefer to have the say-on-pay vote every one, two or three years.

Our shareholders voted on a similar proposal in 2017, with the majority voting to have the say-on-pay vote every year. The Board continues to believe that holding an annual advisory vote on executive compensation provides the Company with more direct and immediate feedback on our executive compensation program. Moreover, we believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices.

Although the vote is non-binding, the Board will consider the vote results in determining the frequency of future say-on-pay votes.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years, or you may abstain from voting on this proposal. The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for future say-on-pay votes that has been selected by shareholders. The Board values the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of this vote when determining the frequency of future say-on-pay votes. However, because this vote is advisory and not binding on the Company or the Board in any way, the Board may decide that it is in the best interest of our shareholders and the Company to hold the say-on-pay vote more or less frequently than the option selected by our shareholders. We anticipate that the next vote on a say-on-pay frequency proposal will occur at the 2029 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE OPTION OF “ONE YEAR” AS THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

DYNEX CAPITAL, INC.	2023 PROXY STATEMENT	61

RELATED PERSON TRANSACTIONS
We recognize that maintaining the independence in fact and appearance for our directors and officers is critical. Therefore, we have certain policies and procedures in place to critically evaluate each transaction that could impact the independence of directors and officers. Our Code of Conduct provides that the Company’s personnel, including directors and officers, are expected to avoid any situation in which their personal interests conflict, or have the appearance of conflicting, with those of the Company. Our Corporate Governance Guidelines also provide that the Company will generally refrain from entering into contracts with Board members and their immediate family members or providing support directly or indirectly to organizations with which a Board member may be affiliated. In the event that we deem it appropriate to enter into transactions with a Board member or a member of his or her immediate family, the terms of the transaction must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time of a comparable transaction with a non-related person. The Board will also evaluate these transactions, in accordance with our Corporate Governance Guidelines, when the independence of the director is determined.
Our Board has adopted certain written policies and procedures, included within our Code of Conduct, for the review, approval and ratification of related person transactions, which we refer to here as our Related Person Policy. Among other things, our Related Person Policy provides that, a related person transaction shall be subject to reasonable prior review and oversight by the Audit Committee. A “related person transaction” is any transaction, arrangement or relationship (or any series of transactions, arrangements or relationships) in which we were, are or will be a participant, in which the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person,” as defined in our Related Person Policy, means any person who is an executive officer, director or nominee for director of the Company since the beginning of the Company’s last fiscal year, even if the person does not presently serve in that role, any person who is the owner of more than 5% of any class of the Company’s outstanding equity securities, any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or any person (other than a tenant or employee) sharing the house-hold of the executive officer, director, nominee or more than 5% owner, and any entity which is owned or controlled by any of the foregoing persons or in which one of the foregoing persons has a substantial ownership interest or control of such entity.
Under the Related Person Policy, proposed related person transactions must be reported to the Chairperson of the Audit Committee. The Chairperson will assess, with the assistance of counsel, if appropriate, whether the proposed transaction would be a related person transaction and, if so, unless the transaction is subject to a pre-approved exemption, the proposed related person transaction shall be submitted to the Audit Committee for consideration. The Audit Committee will then conduct a reasonable prior review and oversight of the related person transaction for potential conflicts of interest. In determining whether to approve or ratify a proposed related person transaction, the Audit Committee will consider, among other things, whether the related person transaction is in, or is not inconsistent with, the best interests of the Company and its shareholders, and, where applicable, whether the terms of such transaction are comparable to those that could be obtained in arms-length dealings with an unrelated third party. The Audit Committee will prohibit a related person transaction if it determines such transaction to be inconsistent with the interests of the Company and its shareholders. The Audit Committee notifies the related person of its determination.
No director who is a related person with respect to a transaction under review may participate in any discussion or approval, except that the director shall provide all material information concerning the transaction to the Audit Committee.
We do not have any related person transactions to report under relevant SEC rules and regulations or our Related Person Policy.

62	2023 PROXY STATEMENT	DYNEX CAPITAL, INC.

PROPOSAL FOUR RATIFICATION OF THE SELECTION OF THE COMPANY’S AUDITORS

The Audit Committee has selected the firm of BDO USA, LLP (“BDO”) as independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2023. BDO has audited the financial statements of the Company since 2005, including for the fiscal year ended December 31, 2022.
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of BDO as the Company’s independent auditor. The Audit Committee is aware that a long-tenured auditor may be believed by some to pose an independence risk. To address these concerns, the Audit Committee:
•    reviews all non-audit services and engagements provided by BDO, if any, specifically with regard to the impact on the firm’s independence;
•    conducts an annual assessment of BDO’s service quality, and its working relationship with our management;
•    conducts periodic private meetings separately with each of BDO and our management;
•    approves the selection of BDO’s new lead engagement partner with each rotation;
•    at least annually obtains and reviews a report form BDO describing all relationships between the independent auditor and the Company; and
•    periodically considers whether there should be regular rotation of the independent auditor.

Based on the above, the members of the Audit Committee and the Board of Directors believe that continued retention of BDO to serve as the Company’s independent auditor is in the best interests of the Company and its shareholders.
Although ratification is not required, the Board is submitting the selection of BDO to our shareholders for ratification because we value our shareholders’ views on the Company’s independent certified public accountants, and as a matter of good governance practice. In the event that shareholders do not ratify the selection of BDO, the Audit Committee will consider making a change in auditors for the Company for the fiscal year ending December 31, 2024.
Representatives of BDO are expected to attend the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BDO USA, LLP, AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, AS AUDITORS FOR THE 2023 FISCAL YEAR ENDING DECEMBER 31, 2023.

DYNEX CAPITAL, INC.	2023 PROXY STATEMENT	63

PRINCIPAL ACCOUNTANT FEES
The following information is furnished with respect to fees billed for professional services rendered to the Company by BDO for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2022 and 2021, respectively, and fees billed for other services rendered by BDO during those periods. Information related to audit fees for 2022 includes amounts billed through December 31, 2022, and additional amounts estimated to be billed for the 2022 period for audit services rendered.

	For Fiscal Year Ended December 31,
	2022	2021
Audit Fees(1)	$596,547	$618,856
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$596,547	$618,856

(1)Audit Fees include: (i) the audit of the Company’s consolidated financial statements included in its Annual Report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) reviews of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and (iii) comfort letters, consents and other services related to SEC and other regulatory filings.

AUDIT COMMITTEE PRE-APPROVAL POLICY
In accordance with the Audit Committee Charter, all audit (including audit-related) and non-audit services performed by BDO, as described above, were pre-approved by the Audit Committee, which concluded that the provision of such services by the Company’s independent registered public accounting firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act (together with the Securities Act, the “Acts”), except to the extent the Company specifically incorporates this Report therein and shall not otherwise be deemed filed under such Acts.
The Audit Committee, among other responsibilities, engages the independent public accountants, reviews with the independent public accountants the plans and results of any audits, reviews other professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of internal accounting controls. The Audit Committee is comprised of three directors, each of whom is independent for audit committee purposes, as defined by the regulations of the SEC and the NYSE listing standards.
The Audit Committee has reviewed and discussed with management and the independent accountants the Company’s audited financial statements and the results of their examination

64	2023 PROXY STATEMENT	DYNEX CAPITAL, INC.

and evaluation of the Company’s internal controls for fiscal year 2022. The Audit Committee also discussed with management and the independent accountants the quality and adequacy of the Company’s internal controls and the internal audit functions, organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent accountants and the internal auditors their audit plans, audit scope and identification of audit risks. In addition, the Audit Committee has discussed with the independent accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The Audit Committee has received from the independent accountants written disclosures and a letter regarding BDO’s communications with the Audit Committee concerning independence, as required by the applicable requirements of the PCAOB. These disclosures have been reviewed by the Audit Committee, and the Audit Committee has discussed with the independent accountants the independent accountants’ independence.
Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2022 for filing with the SEC.

Audit Committee
Joy D. Palmer, Chairperson
Michael R. Hughes
Robert A. Salcetti

DYNEX CAPITAL, INC.	2023 PROXY STATEMENT	65

PROPOSAL FIVE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK
The Board has unanimously approved, subject to shareholder approval, an amendment to Article III of our Articles of Incorporation, to increase the number of authorized shares of our common stock from 90,000,000 to 180,000,000. A copy of this amendment is attached as Appendix A to this proxy statement. If this amendment is approved by our shareholders, the “Common Stock” section of Article III of our Articles of Incorporation will be amended and restated in its entirety as follows:

Common Stock

"The number of shares of Common Stock that the Corporation all have the authority to issue shall be 180,000,000 shares of Common Stock with the par value of $.01 each.

No holder of shares of any class of the Common Stock of the Corporation shall have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class of the Corporation, whether now or hereafter authorized; (ii) any warrants, rights, or options to purchase any such shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights, or options to purchase any such shares.”

The remaining provisions of our Articles of Incorporation would remain unchanged.

As of our record date of March 9, 2023, we had 53,848,982 shares outstanding, which represented approximately 60% of the authorized shares of common stock under our Articles of Incorporation. On March 9, 2023, we had approximately 36.2 million unissued shares, of which approximately 11.8 million shares and 2.1 million shares were reserved for issuance upon redemption of our Series C Preferred Stock and for issuance under our equity plan, respectively. We believe the unissued and not otherwise reserved shares of approximately 22.3 million is inadequate to provide us with the flexibility necessary to respond to future needs and opportunities. The Board has determined that this amendment is in the best interest of the Company and its shareholders and recommends that the shareholders approve this amendment.

If the amendment is approved, then the number of authorized but unissued shares of common stock would be increased to 126,151,018. The Board believes that the proposed increase in the number of authorized shares of common stock will benefit the Company by improving its flexibility in responding to future business needs and opportunities. While there is no immediate planned use for these shares, the additional authorized shares will be available for issuance from time to time to enable the Company to respond to future business opportunities requiring the issuance of shares, including issuances of common stock through the Company’s at-the-market program, stock splits or dividends, the consummation of common stock-based financings, acquisitions involving the issuance of common stock, issuances of common stock under any equity compensation plans and issuances of common stock for other general corporate purposes that the Board may deem advisable. The Board is seeking approval for the amendment at this time because opportunities requiring prompt action may arise in the future, and the Board believes the delay and expense in seeking approval for additional authorized common stock at a special meeting of shareholders could deprive the Company and its shareholders of the ability to take advantage of potential opportunities. The terms upon which any such shares of common stock may be issued would be determined by the Board.

Our shareholders have no preemptive rights to acquire additional shares of common stock, which means that current shareholders do not have a right to purchase any new issuance of shares of common stock in order to maintain their proportionate ownership interests in the Company. Since our shareholders have no preemptive rights, we could implement the amendment at any time following shareholder approval without further authorization from the shareholders of the Company, except to the extent otherwise required by law or regulation or the NYSE rules and listing standards. The additional shares for which authorization is sought would be identical to the shares of our common stock now authorized.

The proposed increase in the number of authorized shares of common stock is not intended to impede a change of control of the Company, and we are not aware of any current efforts to acquire control of the Company or otherwise accumulate shares of our common stock. It is possible, however, that the additional shares contemplated by the amendment could be issued in connection with defending the Company against a hostile takeover bid to dilute the equity

66	2023 PROXY STATEMENT	DYNEX CAPITAL, INC.

ownership of a person or entity seeking to obtain control of the Company, or in a private placement with purchasers who might side with the Board if it chose to oppose a specific change of control. These additional shares also could be issued in order to deter an attempt to replace the Board by diluting the percentage of shares held by persons seeking to control us by obtaining seats on the Board. Accordingly, the amendment could have the effect of discouraging efforts to gain control of the Company in a matter not approved by the Board. The actual issuance of additional shares of our common stock in the future could have a dilutive effect on earnings per share and on the equity and voting rights of the present holders of our common stock. We currently have no formal plans, understandings, contracts, agreements or arrangements with respect to the issuance of additional shares of common stock not previously authorized for issuance by the Board.

If this proposal is approved by the shareholders at the Annual Meeting, the Company expects to deliver, as soon as reasonably practicable, to the Virginia State Corporation Commission articles of amendment reflecting such approval, and the change is expected to be effective in the second quarter of 2023. Although the Company intends to file the amendment with the Virginia State Corporation Commission as soon as reasonably practicable after the amendment is approved by shareholders, the Board reserves the right to delay or abandon the amendment at its discretion.

The proposal to amend the Articles of Incorporation to increase the number of authorized shares of the Company’s common stock requires an affirmative vote of a majority of the votes entitled to be cast on the matter.

If you fail to vote, your failure to vote will have the same effect as a vote against approval of the amendment. If you are a shareholder and you respond with an “abstain” vote, your proxy will have the same effect as a vote against approval of the amendment. If you do not hold your shares in street name and respond but do not indicate how you want to vote on the amendment, your proxy will be counted as a vote in favor of such proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THIS PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 90,000,000 TO 180,000,000.

DYNEX CAPITAL, INC.	2023 PROXY STATEMENT	67

DEADLINES FOR SUBMISSION OF SHAREHOLDER PROPOSALS

SHAREHOLDER PROPOSALS
Any shareholder proposal to be considered for inclusion in the Company's proxy materials for the 2024 annual meeting of shareholders must comply with Rule 14a-8 under the Exchange Act and must be received by the Company’s Secretary, at the Company’s principal executive office address set forth at the beginning of this Proxy Statement on or before December 7, 2023. If any shareholder desires to present a proposal to be acted upon at the 2024 annual meeting of shareholders (including a nomination for director), but not for inclusion in the Company's proxy materials, written notice of such proposal must be received, in proper form, by the Company's Secretary at the Company's principal executive office address set forth at the beginning of this Proxy Statement no earlier than October 8, 2023 and no later than January 6, 2024. The proxy solicited by the Board for the 2024 annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Company has not received notice of such proposal within this time period, in writing delivered to the Company's Secretary. Shareholder proposals must be submitted by a shareholder of record and must set forth the information required by the Company's bylaws. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a shareholder of record.
ANNUAL REPORT ON FORM 10-K
A copy of the Company’s Annual Report on Form 10-K for fiscal year 2022 and a list of all its exhibits will be supplied without charge to any shareholder upon written request sent to the Company’s principal executive offices: Dynex Capital, Inc., Attention: Investor Relations, 4991 Lake Brook Drive, Suite 100, Glen Allen, Virginia 23060. Exhibits to the Form 10-K are available for a reasonable fee. You may also view the Company’s Annual Report on Form 10-K and its exhibits online at the SEC website at www.sec.gov or on the Company’s website at www.dynexcapital.com under “Investor Center - SEC Filings - Documents.”

By Order of the Board of Directors

Robert S. Colligan
Executive Vice President, Chief Financial Officer and Secretary

April 5, 2023

68	2023 PROXY STATEMENT	DYNEX CAPITAL, INC.

Appendix A

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

ARTICLES OF AMENDMENT
TO THE
RESTATED ARTICLES OF INCORPORATION
OF
DYNEX CAPITAL, INC

    The undersigned, on behalf of the corporation set forth below, pursuant to Title 13.1, Chapter 9, Article 11 of the Code of Virginia, states as follows:

1.    The name of the corporation is Dynex Capital, Inc. (the “Corporation”).
2.    The Corporation has adopted an amendment (the “Amendment”) to Article III of its Restated Articles of Incorporation (the “Articles of Incorporation”), restating the “Common Stock” section of Article III in its entirety as follows:
III. CAPITAL STOCK
Common Stock

The number of shares of Common Stock that the Corporation shall have the authority to issue shall be 180,000,000 shares of Common Stock with the par value of $.01 each.
No holder of shares of any class of the Common Stock of the Corporation shall have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class of the Corporation, whether now or hereafter authorized; (ii) any warrants, rights, or options to purchase any such shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights, or options to purchase any such shares.
3.    The Amendment was adopted on [May 18, 2023].
4.    The Amendment was adopted by the board of directors of the Corporation and was submitted to, and duly approved by, the shareholders in the manner required by the provisions of Title 13.1, Chapter 9 of the Code of Virginia and by the Articles of Incorporation, and:

(a)    The designation, number of outstanding shares, and number of votes entitled to be cast by the holders of the Corporation’s common stock, the only group entitled to vote on the Amendment, were

Designation	Number of outstanding shares	Number of votes entitled to be cast
Common Stock	[●]	[●]

    (b)    The total number of undisputed votes cast for the Amendment was:

Voting group	Total undisputed votes FOR
Holders of Common Stock	[●]
    (c)    And the number cast for the Amendment was sufficient for approval.
Executed in the name of the Corporation by:
A-1

Signature
Robert S. Colligan
Name	Date
Executive Vice President, Chief Financial Officer, and Secretary
Title	Corporation’s SCC ID #

A-2

**Dynex Capital, Inc.**

VOTE

## Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

**For shares held in the Dynex Capital, Inc. 401(k) plan, vote by 5:00 p.m. EDT on May 15, 2023.**

**Online**
Go to **www.envisionreports.com/DYNX** or scan the QR code — login details are located in the shaded bar below.

**Phone**
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

**Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/DYNX**

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

## Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

### A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 4 and 5 and ONE YEAR for Proposal 3.

1. Election of Directors:

| Nominee | For | Against | Abstain |
|---|---|---|---|
| 01 - Byron L. Boston | ☐ | ☐ | ☐ |
| 02 - Julia L. Coronado, Ph.D. | ☐ | ☐ | ☐ |
| 03 - Michael R. Hughes | ☐ | ☐ | ☐ |
| 04 - Joy D. Palmer | ☐ | ☐ | ☐ |
| 05 - Robert A. Salcetti | ☐ | ☐ | ☐ |
| 06 - David H. Stevens | ☐ | ☐ | ☐ |

| Proposal | 1 Year | 2 Years | 3 Years | Abstain |
|---|---|---|---|---|
| 3. To vote, on an advisory and non-binding basis, the frequency of future advisory votes on the compensation of the Company's named executive officers; | ☐ | ☐ | ☐ | ☐ |

### B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

**NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.**

| Date (mm/dd/yyyy) – Please print date below. | Signature 1 – Please keep signature within the box. | Signature 2 – Please keep signature within the box. |
|---|---|---|
| / / | | |

1 U P X

03SKQB

**The 2023 Annual Meeting of Shareholders of Dynex Capital, Inc. (the "Company") will be held on Thursday, May 18, 2023 at 9:00 a.m. ET, virtually at https://meetnow.global/MRMQ9CV.**

**To attend, vote and submit questions during the virtual Annual Meeting, you must have the information that is printed in the shaded bar located on the other side of this form. Even if you plan on attending the virtual Annual Meeting, we encourage you to vote your shares in advance using one of the methods described on this proxy card.**

**Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders To Be Held on May 18, 2023:**
The material is available at: **www.envisionreports.com/DYNX**

**Small steps make an impact.**
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/DYNX

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

## Proxy — Dynex Capital, Inc.

## Annual Meeting of Shareholders – May 18, 2023

### THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Robert S. Colligan and Alison G. Griffin, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Dynex Capital, Inc. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 18, 2023 or at any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

**THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2, 4 AND 5 AND "ONE YEAR" FOR PROPOSAL 3.**

**(Continued and to be marked, dated and signed, on the other side)**

**C Non-Voting Items**

**Change of Address** — Please print new address below.

**Comments** — Please print your comments below.